As filed with the Securities and Exchange Commission on June 8, 2023
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Credit Suisse AG
(Exact Name of Registrant as Specified in Its Charter)
Canton of Zurich, Switzerland (State or Other Jurisdiction of Incorporation or Organization)	13-5015677 (I.R.S. Employer Identification No.)
Paradeplatz 8, 8001
Zurich, Switzerland
+41 44 333 1111
(Address and telephone number of Registrant’s principal executive offices)
Barbara Nottebohm
Acting General Counsel, Investment Bank
Credit Suisse (USA), Inc.
Eleven Madison Avenue
New York, New York 10010
(212) 325-2000
(Name, address and telephone number of agent for service)

Copies to:
Markus Diethelm
General Counsel
Credit Suisse AG
Paradeplatz 8, 8001
Zurich, Switzerland
+41 44 333 1111
Sebastian R. Sperber Cleary Gottlieb Steen & Hamilton LLP 2 London Wall London EC2Y 5AU, United Kingdom +44 20 7614 2200	Nicholas A. Dorsey Douglas Dolan Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000	Benjamin Leisinger Homburger AG Prime Tower Hardstrasse 201 8005 Zurich, Switzerland +41 43 222 10 00
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 8, 2023
PRELIMINARY PROSPECTUS
$
Credit Suisse AG
Debt Securities
Warrants

Credit Suisse AG (“Credit Suisse”) (acting through its head office or any one of its branches) may from time to time offer to sell debt securities, which may consist of senior and subordinated notes or other types of debt, including debt convertible into or exchangeable for shares or other securities of any entity unaffiliated with Credit Suisse, a basket of such securities, an index or indices of such securities or any combination of the foregoing.
In addition, Credit Suisse (acting through its head office or any one of its branches) may from time to time offer to sell warrants or warrants in the form of subscription rights to purchase securities of any entity unaffiliated with Credit Suisse, a basket of such securities, an index or indices of such securities or any combination of the foregoing.
We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.
Unless we state otherwise in a prospectus supplement, we will not list any of these securities on a securities exchange.
These securities may be offered directly or to or through underwriters, agents or dealers, including Credit Suisse Securities (USA) LLC, an affiliate of Credit Suisse. Because of this relationship, Credit Suisse Securities (USA) LLC would have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA.” If Credit Suisse Securities (USA) LLC or our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of FINRA Rule 5121. See “Plan of Distribution (Conflicts of Interest) — Conflicts of Interest.” The names of any other underwriters, agents or dealers will be included in a supplement to this prospectus.
Investing in our securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The debt securities of Credit Suisse are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Unless otherwise provided in the applicable prospectus supplement, the debt securities will not have the benefit of any agency or governmental guarantee.
Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus and our prospectus supplements in connection with offers and sales of our securities in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in these transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.
The date of this prospectus is            , 2023.

WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS. AT THE DATE OF THIS PROSPECTUS, WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR ANY OTHER INFORMATION OTHERS MAY GIVE YOU. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
Unless the context otherwise requires and except as otherwise indicated, in this prospectus, the terms “we,” “our,” and “us” refer to Credit Suisse and its consolidated subsidiaries
Credit Suisse’s financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as “U.S. GAAP.” Credit Suisse’s financial statements are denominated in Swiss francs, the legal tender of Switzerland. When we refer to “CHF,” we mean Swiss francs. When we refer to “USD” or “$,” we mean U.S. dollars. On June 7, 2023, the Swiss franc to U.S. dollar exchange rate was 0.90970 Swiss francs = 1 U.S. dollar.
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
Credit Suisse is a bank domiciled in Switzerland. Many of its directors and executive officers, and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of its assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on Credit Suisse or its directors and executive officers resident outside of the United States or have any of them appear in a U.S. court. We have been advised by Homburger AG, Swiss counsel to Credit Suisse that, due to the lack of reciprocal legislation between Switzerland and the United States, it may be difficult for you to enforce in Switzerland against Credit Suisse (or any of its respective directors or executive officers resident in Switzerland) judgments obtained in U.S. courts. In addition, there is doubt as to enforceability in Switzerland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal or state securities laws of the United States.
WHERE YOU CAN FIND MORE INFORMATION
Credit Suisse files periodic reports and other information with the SEC. Copies of the documents filed by Credit Suisse with the SEC may be obtained either on the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, or on the website of Credit Suisse at https://www.credit-suisse.com/about-us/en/investor-relations/financial-regulatory-disclosures/sec-filings.html.
The SEC allows Credit Suisse to “incorporate by reference” the information it files with the SEC, which means that Credit Suisse can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Credit Suisse files later with the SEC and that is incorporated by reference will automatically update and supersede this information.
Credit Suisse Group AG (“Credit Suisse Group”) and Credit Suisse filed their combined Annual Report on Form 20-F for the financial year ended December 31, 2022 (the “2022 20-F”) with the SEC on March 14, 2023. Credit Suisse is incorporating the 2022 20-F by reference into this prospectus. Credit Suisse further incorporates by reference its Current Reports on Form 6-K dated March 16, 2023 (containing the media release entitled “Credit Suisse Group takes decisive action to pre-emptively strengthen liquidity and announces public tender offers for debt securities”), March 20, 2023 (containing the media release entitled “Credit Suisse and UBS to Merge,” except for the quote from the Chairman of the Board of Directors), April 4, 2023 (containing the media release entitled “Credit Suisse Group AG publishes results of the 2023 Annual General Meeting”), April 24, 2023 (containing the Credit Suisse Earnings Release 1Q23) and

June 6, 2023 (containing the media release entitled ‘‘Credit Suisse expects acquisition by UBS to complete as early as June 12, 2023, and corresponding delisting of Credit Suisse Group AG shares”), except in all instances information contained on Credit Suisse’s website or referenced in these reports via website links.
In addition, Credit Suisse incorporates by reference into the registration statement of which this prospectus forms a part all documents that Credit Suisse files with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and, only to the extent designated therein, any Current Reports on Form 6-K of Credit Suisse filed with, but not furnished to, the SEC by Credit Suisse after (i) the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries of Credit Suisse stop offering securities pursuant to this prospectus.
We will provide, upon request, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning Credit Suisse at its principal executive offices at the following address:
Credit Suisse AG
Paradeplatz 8
8001 Zurich, Switzerland
Attention: Investor Relations
+41 44 333 1111
Internet: https://www.credit-suisse.com/about-us/en/investor-relations.html
We are not incorporating the contents of our website or any apps into this prospectus.
We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus contain statements that constitute forward-looking statements. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. Such forward-looking statements may include, without limitation, statements relating to the following:
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our plans, targets or goals;

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our future economic performance or prospects;

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the potential effect on our future performance of certain contingencies; and

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assumptions underlying any such statements.

Words such as “may,” “could,” “achieves,” “believes,” “anticipates,” “expects,” “intends” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements.
By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. We caution you that a number of important factors could cause results to differ materially from the plans, targets, goals, expectations, estimates and intentions expressed in such forward-looking statements. Additionally, many of these factors are beyond our control. These factors include, but are not limited to:
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the implementation of the merger between Credit Suisse Group and UBS Group AG (“UBS Group”) (“the Merger”);

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the ability to maintain sufficient liquidity and access capital markets;

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market volatility, increases in inflation and interest rate fluctuations or developments affecting interest rate levels;

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the ongoing significant negative consequences, including reputational harm, of the Archegos Capital Management and supply chain finance funds matters, as well as other recent events, and our ability to successfully resolve these matters;

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the impact of media reports and social media speculation about our business and its performance;

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the extent of outflows of deposits and assets or future net new asset generation across our divisions;

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our ability to improve our risk management procedures and policies and hedging strategies;

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the strength of the global economy in general and the strength of the economies of the countries in which we conduct our operations, in particular, but not limited to, the risk of negative impacts of COVID-19 on the global economy and financial markets, Russia’s invasion of Ukraine, the resulting sanctions from the U.S., the European Union (the “EU”), the United Kingdom (the “UK”), Switzerland and other countries and the risk of continued slow economic recovery or downturn in the EU, the U.S. or other developed countries or in emerging markets in 2023 and beyond;

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the emergence of widespread health emergencies, infectious diseases or pandemics, such as COVID-19, and the actions that may be taken by governmental authorities to contain the outbreak or to counter its impact;

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potential risks and uncertainties relating to the severity of impacts from the COVID-19 pandemic, including potential material adverse effects on our business, financial condition and results of operations;

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the direct and indirect impacts of deterioration or slow recovery in residential and commercial real estate markets;

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adverse rating actions by credit rating agencies in respect of us, sovereign issuers, structured credit products or other credit-related exposures;

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the ability to achieve our strategic initiatives, including those related to our targets, ambitions and goals, such as our financial ambitions as well as various goals and commitments to incorporate certain environmental, social and governance considerations into our business strategy, products, services and risk management processes, to the extent such initiatives continue to be pursued following the implementation of the Merger;

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our ability to achieve our strategy and any significant changes to our structure and organization following the implementation of the Merger;

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our ability to successfully implement the divestment of any non-core business following the implementation of the Merger;

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the future level of any impairments and write-downs resulting from strategy changes and their implementation following the Merger;

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the ability of counterparties to meet their obligations to us and the adequacy of our allowance for credit losses;

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the effects of, and changes in, fiscal, monetary, exchange rate, trade and tax policies;

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the effects of currency fluctuations, including the related impact on our business, financial condition and results of operations due to moves in foreign exchange rates;

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geopolitical and diplomatic tensions, instabilities and conflicts, including war, civil unrest, terrorist activity, sanctions or other geopolitical events or escalations of hostilities, such as Russia’s invasion of Ukraine;

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political, social and environmental developments, including climate change and evolving environmental, social and governance (“ESG”)-related disclosure standards;

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the ability to appropriately address social, environmental and sustainability concerns that may arise from our business activities;

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the effects of, and the uncertainty arising from, the UK’s withdrawal from the EU;

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the possibility of foreign exchange controls, expropriation, nationalization or confiscation of assets in countries in which we conduct our operations;

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operational factors such as systems failure, human error, or the failure to implement procedures properly;

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the risk of cyberattacks, information or security breaches or technology failures on our reputation, business or operations, the risk of which is increased while large portions of our employees work remotely;

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the adverse resolution of litigation, regulatory proceedings and other contingencies;

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actions taken by regulators with respect to our business and practices and possible resulting changes to our business organization, practices and policies in countries in which we conduct our operations;

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the effects of changes in laws, regulations or accounting or tax standards, policies or practices in countries in which we conduct our operations;

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the discontinuation of the London Interbank Offered Rate (LIBOR) and other interbank offered rates and the transition to alternative reference rates;

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the potential effects of any changes in our legal entity structure;

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competition or changes in our competitive position in geographic and business areas in which we conduct our operations;

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the ability to retain and recruit qualified personnel;

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the ability to protect our reputation and promote our brand;

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the ability to increase market share and control expenses;

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technological changes instituted by us, our counterparties or competitors;

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the timely development and acceptance of our new products and services and the perceived overall value of these products and services by users;

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acquisitions, including the ability to integrate acquired businesses successfully, and divestitures, including the ability to sell non-core assets; and

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other unforeseen or unexpected events and our success at managing these and the risks involved in the foregoing.

We caution you that the foregoing list of important factors is not exclusive. When evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, as well as the risk factors and other information set forth in the 2022 20-F, the Credit Suisse Earnings Release 1Q23 (references to “Credit Suisse,” the “Group,” “we,” “us” and “our” in such risk factors are also related to the consolidated businesses carried on by Credit Suisse AG and its subsidiaries, and therefore should be treated as references to Credit Suisse AG and its consolidated subsidiaries, to the extent relevant following implementation of the Merger), and subsequent annual reports on Form 20-F filed by Credit Suisse with the SEC, or in Credit Suisse’s Current Reports on Form 6-K filed with the SEC, and any risk factors relating to Credit Suisse, a particular security offered by this prospectus or a particular offering discussed in the applicable prospectus supplement.

USE OF PROCEEDS
Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus by Credit Suisse for general corporate purposes, including refinancing existing indebtedness. We may also invest the net proceeds temporarily in short-term securities. With the exception of certain situations described in more detail in the applicable prospectus supplement, the net proceeds will be applied exclusively outside Switzerland unless and to the extent Swiss tax laws allow usage in Switzerland without triggering Swiss withholding tax on interest payments on debt instruments.

CAPITALIZATION AND INDEBTEDNESS
The table below shows the consolidated capitalization and indebtedness of Credit Suisse as of December 31, 2022. You should read this table along with our consolidated financial statements and other financial information, which are included in the documents incorporated by reference in this prospectus.
As of December 31, 2022
Credit Suisse
(in CHF millions)
Debt:
Short-term borrowings	14,489
Long-term debt	150,661
All other liabilities	316,413
Total Liabilities	481,563
Equity:
Shareholders’ Equity
Common shares	4,400
Additional paid-in capital	50,879
Retained earnings	7,659
Treasury shares, at cost	0
Accumulated other comprehensive income/(loss)	(15,067)
Total shareholders’ equity	47,871
Noncontrolling interests	605
Total Equity	48,476
Total capitalization and indebtedness	530,039

CREDIT SUISSE
Pursuant to the merger agreement between UBS Group and Credit Suisse Group, Credit Suisse’s parent company, dated as of March 19, 2023, as amended on April 6, 2023 and on May 22, 2023, UBS Group and Credit Suisse Group will merge, with UBS Group being the absorbing company which shall continue to operate, and Credit Suisse Group being the absorbed company which shall cease to exist (the “Merger”). Effective upon registration of the Merger with the Commercial Register of the Canton of Zurich in Switzerland, Credit Suisse Group will be dissolved and its assets, liabilities and contracts transferred to, and absorbed and taken over by, UBS Group by operation of Swiss law (Universalsukzession). As a result of the Merger, Credit Suisse will become a wholly-owned subsidiary of UBS Group.
Credit Suisse is a corporation established under the laws of, and licensed as a bank in, Switzerland. Credit Suisse’s registered and principal executive office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse’s registered and principal executive office is located at Paradeplatz 8, 8001 Zurich, Switzerland, and its telephone number is +41 44 333 1111.
Credit Suisse may act through any of its branches in connection with the debt securities and warrants as described in this prospectus and the applicable prospectus supplement. Credit Suisse, Guernsey branch, was established in 1986 in Guernsey, Channel Islands, and is, among other things, a vehicle for various funding activities of Credit Suisse. The Guernsey branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and Guernsey regulatory purposes. The Guernsey branch is located at Helvetia Court, Les Echelons, South Esplanade, St. Peter Port, Guernsey GY1 3YJ, Channel Islands, and its telephone number is +44 1481 719000.
Credit Suisse, London branch, was established in 1993 in England and Wales, and is, among other things, a vehicle for various funding activities of Credit Suisse. The London branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The London branch is located at One Cabot Square, London, E14 4QJ, United Kingdom, and its telephone number is +44 20 7888 8888.
Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is +1 242-356-8100.
Credit Suisse, New York branch, was established in 1940 in New York, New York, and is, among other things, a vehicle for various funding activities of Credit Suisse. The New York branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The New York branch is located at Eleven Madison Avenue, New York, New York 10010, United States and its telephone number is (212) 325-2000.
Recent Developments
Customer Account Matters
As further described on page 396 of the 2022 20-F, Credit Suisse filed a criminal complaint with the Geneva Prosecutor’s Office against a former relationship manager in Switzerland who several clients claimed had exceeded his investment authority in the management of their portfolios, resulting in excessive concentrations of certain exposures and investment losses, upon which complaint the prosecutor initiated a criminal investigation. On February 9, 2018, the former relationship manager was sentenced to five years in prison by the Geneva criminal court for fraud, forgery and criminal mismanagement. Civil lawsuits were initiated between August 7, 2017 and August 25, 2017 in the High Court of Singapore and the Supreme Court of Bermuda against Credit Suisse and/or certain affiliates, based on the findings established in the criminal proceedings against the former relationship manager.
In Bermuda, in the civil lawsuit brought against a Credit Suisse affiliate, the Supreme Court of Bermuda issued a first instance judgment on March 29, 2022, finding for the plaintiff, and issued an order on May 6, 2022, awarding damages of USD 607.35 million to the plaintiff. On May 9, 2022, Credit Suisse Life (Bermuda) Ltd. appealed the decision to the Bermuda Court of Appeal. On July 25, 2022, the Supreme Court of Bermuda granted a stay of execution of its judgment pending appeal on the condition that damages awarded were paid into an escrow account within 42 days, which condition was satisfied.
In the civil lawsuit brought against Credit Suisse Trust Limited in Singapore, on May 26, 2023, the Singapore International Commercial Court issued a first instance judgment finding for the plaintiffs and directing the parties’ experts to agree by June 30, 2023 on the amount of the damages award according to the calculation method and parameters adopted by the court. The plaintiffs’ experts initially calculated damages to be USD 926m, using a start date for such calculation of December 31, 2007. The court determined that the start date for the calculation of damages shall be March 30, 2008, and on the basis of those parameters, Credit Suisse expects the damages amount to be significantly lower than USD 926m. The amount will be determined by agreement between the parties’ experts, or failing that, will be determined by the court. Further, the court determined that (i) damages shall be reduced by compensation already paid to the plaintiffs and (ii) there shall be no double recovery between this award and the award in the Bermuda proceedings against Credit Suisse Life (Bermuda) Ltd. An estimate of such amounts is not possible today as the proceedings are ongoing. No sanctions, other than damages, were sought by the plaintiffs, and as a result, non-monetary sanctions, such as an injunction or restraining order, were not imposed. Credit Suisse Trust Limited intends to appeal the judgment.
For additional information, please refer to page 396 of the 2022 20-F.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms that will apply to any debt securities that may be offered by Credit Suisse, directly or through one of its branches pursuant to this prospectus (referred to in this section as the “issuer”). The specific terms of the offered debt securities, and the extent to which the general terms described in this section apply to debt securities, will be described in the related prospectus supplement at the time of the offer.
General
As used in this prospectus, “debt securities” means the senior and subordinated debentures, notes, bonds and other evidences of indebtedness that the issuer issues and, in each case, the trustee authenticates and delivers under the applicable indenture.
Credit Suisse may issue senior debt securities, subordinated debt securities (including convertible or exchangeable debt securities), directly or through one of its branches. Any convertible or exchangeable debt securities issued by Credit Suisse will not be convertible or exchangeable into or for shares of Credit Suisse. Senior debt securities or subordinated debt securities of Credit Suisse will be issued in one or more series under the senior indenture dated as of March 29, 2007 (as supplemented, the “Senior Indenture”) or subordinated indenture dated as of March 29, 2007 (as supplemented, the “Subordinated Indenture”), each between Credit Suisse and The Bank of New York Mellon, formerly known as The Bank of New York, as trustee. The Senior Indenture and the Subordinated Indenture have each been qualified under the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”). In this section, we sometimes refer to these indentures collectively, as amended or supplemented from time to time, as the “indentures.” This section of the prospectus briefly outlines the provisions of the indentures related to the debt securities. The terms of the indentures will include both those stated in the indentures and those made part of the indentures by the Trust Indenture Act. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, and you should read the applicable indentures for provisions that may be important to you.
There are various regulatory requirements applicable to some of Credit Suisse’s subsidiaries that limit their ability to pay dividends and make loans and advances to Credit Suisse.
The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of the issuer in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities, including a change in control of the issuer.
Issuances in Series
The indentures do not limit the amount of debt that may be issued. The debt securities may be issued in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. Not all debt securities of any one series need be issued at the same time and, unless otherwise provided, any series may be reopened for issuances of additional debt securities of that series. The debt securities will not be secured by any property or assets of the issuer.
The terms of any authorized series of debt securities will be described in a prospectus supplement. These terms may include:
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the issue date;

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whether the debt securities are senior or subordinated (if subordinated debt securities are issued, any special U.S. federal income tax and other considerations of a purchase of such debt securities will be described);

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the total principal amount of the debt securities;

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the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be “original issue discount” securities for U.S. federal income tax purposes. If original issue discount debt securities are issued (securities that are issued at a discount equal to or greater than a statutory de minimis amount, generally because they pay no interest or pay interest that is below market rates at the time of issuance, or otherwise do not pay all their interest in cash at least annually), the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities will be described (to the extent not already described herein);
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the date or dates on which principal will be payable, whether the debt securities will be payable on demand by the holders on any date, and whether we can extend the maturity date of the debt securities;

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the manner in which payments of principal, premium or interest will be calculated and whether any rate will be fixed or based on an index or formula or the value of one or more securities, commodities, currencies or other assets, including but not limited to:

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whether the debt security bears a fixed rate of interest or bears a floating rate of interest, including whether the debt security is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as described below);

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if the debt security is an indexed note (as defined below) the terms relating to the particular series of debt securities;

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if the debt security is an amortizing note (as defined below), the amortization schedule and any other terms relating to the particular series of debt securities;

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the interest payment dates;

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whether any sinking fund is required;

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optional or mandatory redemption terms;

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authorized denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof;

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the terms on which holders of the debt securities issued by Credit Suisse may or are required to exercise, convert or exchange these debt securities into or for securities of one or more other entities other than Credit Suisse and any specific terms relating to the exercise, conversion or exchange feature. If such debt securities are issued, the special U.S. federal income tax and other considerations of a purchase of such debt securities will be described;

•
the currency or currency unit in which the debt securities will be denominated and, if different, the currency or currency unit in which payments of principal, premium or interest will be payable, if the specified currency is other than U.S. dollars, and any other terms relating to the debt securities denominated in a foreign currency and the specified currency;

•
whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

•
information describing any book-entry features;

•
whether and under what circumstances additional amounts will be paid on any debt securities as a result of withholding taxes and whether the debt securities can be redeemed if additional amounts must be paid;

•
selling restrictions applicable to any series of debt securities, if any;

•
the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for any series; and

•
any other terms consistent with the above.

The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.
Interest and Interest Rates
Unless otherwise provided in the applicable prospectus supplement, each series of debt securities that bears interest will bear interest from its date of issue or from the most recent date to which interest on that series of debt securities has been paid or duly provided for, at the fixed or floating rate specified in the series of debt securities, until the principal amount has been paid or made available for payment. Interest will be payable on each interest payment date (except for certain original issue discount notes (as defined below) and except for a series of debt securities issued between a regular record date and an interest payment date) and at maturity or on redemption or repayment, if any. Unless otherwise provided in the applicable prospectus supplement, in the event that the maturity date of any series of debt securities is not a business day, principal and interest payable at maturity will be paid on the next succeeding business day with the same effect as if that following business day were the date on which the payment were due, except that the issuer will not pay any additional interest as a result of the delay in payment except as otherwise provided under “— Payment of Additional Amounts.” Unless otherwise indicated in the applicable prospectus supplement, interest payments in respect of a series of debt securities will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to the applicable series of debt securities) to but excluding the related interest payment date, maturity date or redemption or repayment date, if any, as the case may be.
Interest will be payable to the person in whose name a debt security is registered at the close of business on the regular record date next preceding the related interest payment date, except that:
•
if the issuer fails to pay the interest due on an interest payment date, the defaulted interest will be paid to the person in whose name the debt security is registered at the close of business on the record date the issuer will establish for the payment of defaulted interest; and

•
interest payable at maturity, redemption or repayment will be payable to the person to whom principal shall be payable.

In addition, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York or other applicable law, as such law may be modified by any applicable United States law of general application.
The first payment of interest on any series of debt securities originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next succeeding regular record date.
Fixed Rate Notes
Each fixed rate debt security, which we refer to as a fixed rate note, will bear interest at the annual rate specified in the applicable prospectus supplement. The interest payment dates for fixed rate notes will be specified in the applicable prospectus supplement and the regular record dates will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date unless otherwise specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date for any payment on any fixed rate note is not a business day, payment of interest, premium, if any, or principal otherwise payable on such fixed rate note will be made on the next succeeding business day. The issuer will not pay any additional interest as a result of the delay in payment.
Floating Rate Notes
Unless otherwise specified in an applicable prospectus supplement, floating rate debt securities, which we refer to as floating rate notes, will be issued as described below. Each applicable prospectus supplement will specify certain terms with respect to which such floating rate note is being delivered, including:
•
whether the floating rate note is a regular floating rate note, an inverse floating rate note or a floating rate/fixed rate note (if not specified, the floating rate note will be a regular floating rate note);

•
the interest rate basis or bases;

•
initial interest rate;

•
interest reset dates;

•
interest reset period;

•
interest payment dates;

•
index maturity, if any;

•
maximum interest rate and minimum interest rate, if any; and

•
the spread and/or spread multiplier, if any.

Unless otherwise specified in the applicable prospectus supplement, each regular record date for a floating rate note will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date.
The interest rate borne by the floating rate notes will be determined as follows:
•
Unless a floating rate note is a floating rate/fixed rate note or an inverse floating rate note, the floating rate note will be a regular floating rate note and, except as described below or in an applicable prospectus supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

•
plus or minus the applicable spread, if any; and/or

•
multiplied by the applicable spread multiplier, if any.

Unless otherwise specified in the applicable prospectus supplement, commencing on the initial interest reset date, the rate at which interest on such regular floating rate note will be payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.
If a floating rate note is a floating rate/fixed rate note, then, except as described below or in an applicable prospectus supplement, the floating rate/fixed rate note will initially bear interest at the rate determined by reference to the applicable interest rate basis or bases:
•
plus or minus the applicable spread, if any; and/or

•
multiplied by the applicable spread multiplier, if any.

Commencing on the initial interest reset date, the rate at which interest on the floating rate/fixed rate note will be payable shall be reset as of each interest reset date, except that:
•
the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate; and

•
the interest rate in effect commencing on, and including, the fixed rate commencement date (as specified in the applicable prospectus supplement) to the maturity date will be the fixed interest rate specified in the applicable prospectus supplement, or if no fixed interest rate is so specified and the floating rate/fixed rate note is still outstanding on the fixed rate commencement date, the interest rate in effect on the floating rate/fixed rate note on the day immediately preceding the fixed rate commencement date.

If a floating rate note is an inverse floating rate note, then, except as described below or in an applicable prospectus supplement, the inverse floating rate note will bear interest equal to the fixed interest rate specified in the applicable prospectus supplement:
•
minus the rate determined by reference to the interest rate basis or bases;

•
plus or minus the applicable spread, if any; and/or

•
multiplied by the applicable spread multiplier, if any.

Unless otherwise specified in the applicable prospectus supplement, the interest rate on an inverse floating rate note will not be less than zero. Commencing on the initial interest reset date, the rate at which interest on such inverse floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

Unless otherwise provided in the applicable prospectus supplement, each interest rate basis will be the rate determined in accordance with the applicable provisions below. Except as set forth above or in the applicable prospectus supplement, the interest rate in effect on each day will be:
•
if such day is an interest reset date, the interest rate as determined on the interest determination date (as defined below) immediately preceding such interest reset date (or, in the case of SOFR notes (as defined below), on the interest determination date immediately preceding the last day of the relevant interest reset period); or

•
if such day is not an interest reset date, the interest rate determined on the interest determination date immediately preceding the next preceding interest reset date (or, in the case of SOFR notes, on the interest determination date immediately preceding the last day of the relevant interest reset period).

Except for the fixed rate period described above for floating rate/fixed rate notes, interest on floating rate notes will be determined by reference to an interest rate basis, which may be one or more of:
•
the Commercial Paper rate;

•
the Federal Funds rate/Federal Funds open rate;

•
the Prime rate;

•
SOFR (as defined below);

•
the Treasury rate; or

•
any other interest rate basis or interest rate formula described in the applicable prospectus supplement.

The “spread” is the number of basis points to be added to or subtracted from the related interest rate basis or bases applicable to a floating rate note. The “spread multiplier” is the percentage of the related interest rate basis or bases applicable to a floating rate note by which such interest rate basis or bases will be multiplied to determine the applicable interest rate on such floating rate note.
Each applicable prospectus supplement will specify whether the rate of interest on the related floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or such other specified frequency and the dates on which such interest rate will be reset. Unless otherwise specified in the applicable prospectus supplement, the interest reset date will be, in the case of floating rate notes which reset:
•
daily, each business day;

•
weekly, a business day that occurs in each week as specified in the applicable prospectus supplement (with the exception of weekly reset Treasury rate notes, which will reset the Tuesday of each week except as specified below);

•
monthly, a business day that occurs in each month as specified in the applicable prospectus supplement;

•
quarterly, a business day that occurs in each third month as specified in the applicable prospectus supplement;

•
semi-annually, a business day that occurs in each of two months of each year as specified in the applicable prospectus supplement; and

•
annually, a business day that occurs in one month of each year as specified in the applicable prospectus supplement.

If any interest reset date for any floating rate note would otherwise be a day that is not a business day, that interest reset date will be postponed to the next succeeding day that is a business day, except that in the case of SOFR notes, if that business day falls in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.
The term “business day” means, unless otherwise specified in the applicable prospectus supplement, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York and any other place of payment with respect to the applicable series of debt securities and:

•
with respect to SOFR notes, “business day” will further exclude a day that is not a U.S. Government Securities Business Day (as defined below);

•
with respect to any series of debt securities denominated in euros, “business day” will also include any day on which the TransEuropean Automated Real-Time Gross Settlement Express Transfer (TARGET2) System is open; and

•
with respect to any series of debt securities denominated in a specified currency other than U.S. dollars or euros, “business day” will not include a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the principal financial center of the country of the specified currency.

Except as provided below or in an applicable prospectus supplement, interest will be payable on the maturity date and in the case of floating rate notes which reset:
•
daily, weekly or monthly, on a business day that occurs in each month as specified in the applicable prospectus supplement;

•
quarterly, on a business day that occurs in each third month as specified in the applicable prospectus supplement;

•
semi-annually, on a business day that occurs in each of two months of each year as specified in the applicable prospectus supplement; and

•
annually, on a business day that occurs in one month of each year as specified in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, if any interest payment date for any floating rate note (other than the maturity date, but including any redemption date or repayment date) would otherwise be a day that is not a business day, that interest payment date or redemption date or repayment date will be the next succeeding day that is a business day and interest shall accrue to, and be payable on, such following business day, except that if a floating rate note is a SOFR note and if the next business day falls in the next succeeding calendar month, the interest payment date or redemption date or repayment date will be the immediately preceding business day and interest shall accrue to, and be payable on, such preceding business day. If the maturity date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date.
All percentages resulting from any calculation on floating rate notes will be to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).
With respect to each floating rate note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from and including the later of (a) the date of issue and (b) the last day to which interest has been paid or duly provided for to but excluding the last date for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of floating rate notes for which the interest rate basis is the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate, the Prime rate or SOFR, or by the actual number of days in the year in the case of floating rate notes for which the interest rate basis is the Treasury rate. The accrued interest factor for floating rate notes for which the interest rate may be calculated by reference to two or more interest rate bases will be calculated in each period by selecting one such interest rate basis for such period in accordance with the provisions of the applicable prospectus supplement.
The interest rate applicable to each interest reset period commencing on the interest reset date with respect to that interest reset period will be the rate determined as of the interest determination date. Unless otherwise specified in the applicable prospectus supplement, the interest determination date with respect to the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate and the Prime rate will be the second business day preceding each interest reset date for the related floating rate note. With respect to SOFR, unless otherwise specified in the applicable prospectus supplement, the interest determination date in respect of any interest reset period will be the second U.S. Government Securities Business Day prior to the interest payment date on which that interest reset period ends; provided, however, in the case of any interest reset period during which any SOFR notes become due and payable on a date other than an interest payment date, in respect of such SOFR notes that become due and payable only, the interest determination date for such interest reset period will be the second U.S. Government Securities Business Day prior to such date on which such SOFR notes become due and payable. With respect to the Treasury rate, unless otherwise specified in an applicable prospectus supplement, the interest determination date will be the day in the week in which the related interest reset date falls on which day Treasury bills (as defined below) are normally auctioned in accordance with the schedule set out by the U.S. Treasury; provided, however, that if an auction is held on the Friday on the week preceding the related interest reset date, the related interest determination date will be such preceding Friday; and provided, further, that if an auction falls on any interest reset date then the related interest reset date will instead be the first business day following such auction. Unless otherwise specified in the applicable prospectus supplement, the interest determination date pertaining to a floating rate note, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days prior to each interest reset date for such floating rate note. Each interest rate basis will be determined and compared on such date, and the applicable interest rate will take effect on the related interest reset date, as specified in the applicable prospectus supplement.
Unless otherwise provided for in the applicable prospectus supplement, The Bank of New York Mellon, formerly known as The Bank of New York, will be the calculation agent and for each interest reset date will determine the interest rate with respect to any floating rate note as described below. The calculation agent will notify the issuer, the paying agent and the trustee of each determination of the interest rate applicable to a floating rate note promptly after such determination is made. The calculation agent will, upon the request of the holder of any floating rate note, provide the interest rate then in effect (in the case of SOFR notes, if determined) and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent interest determination date relating to such floating rate note. Unless otherwise specified in the applicable prospectus supplement, the “calculation date,” where applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after that interest determination date or, if such day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity date, as the case may be.
Unless otherwise specified in the applicable prospectus supplement, the calculation agent will determine the interest rate basis with respect to floating rate notes as follows:
Commercial Paper Rate Notes.   Commercial Paper rate debt securities, which we refer to as Commercial Paper rate notes, will bear interest at the interest rate (calculated by reference to the Commercial Paper rate and the spread and/or spread multiplier, if any) specified in the Commercial Paper rate notes and in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, “Commercial Paper rate” means, with respect to any interest determination date relating to a Commercial Paper rate note, the money market yield (as defined below) of the rate on that date for commercial paper having the index maturity designated in the applicable prospectus supplement, as published in H.15(519), under the heading “Commercial Paper — Non-financial.” In the event that the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, then the Commercial Paper rate will be the money market yield of the rate on the interest determination date for commercial paper of the specified index maturity as published in H.15 daily update under the heading “Commercial Paper — Non-financial” (with an index maturity of one month, two months or three months being deemed to be equivalent to an index maturity of 30 days, 60 days or 90 days, respectively). If by 3:00 p.m., New York City time, on that calculation date, the rate is not yet available in either H.15(519) or H.15 daily update, the calculation agent will calculate the Commercial Paper rate on that interest determination date, which will be the money market yield corresponding to the arithmetic mean of the offered rates as of approximately 11:00 a.m., New York City time, on that interest determination date for commercial paper of the specified index maturity placed for a non-financial issuer whose bond rating is “AA” or the equivalent, from a nationally recognized rating agency as quoted by three leading dealers of commercial paper in The City of New York selected and identified by us or the calculation agent (after consultation with us), as applicable; provided, however, that if the dealers selected as aforesaid by us or the calculation agent, as applicable, are not quoting offered rates as set forth above, the Commercial Paper rate with respect to such interest determination date will be the same as the Commercial Paper rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).
“Money market yield” will be a yield (expressed as a percentage) calculated in accordance with the following formula:
where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the period for which interest is being calculated.
Federal Funds Rate Notes/Federal Funds Open Rate Notes.   Federal Funds rate debt securities, which we refer to as Federal Funds rate notes, will bear interest at the interest rate (calculated by reference to the Federal Funds rate and the spread and/or spread multiplier, if any) specified in the Federal Funds rate notes and in the applicable prospectus supplement. Federal Funds open rate debt securities, which we refer to as Federal Funds open rate notes, will bear interest at the interest rate (calculated by reference to the Federal Funds open rate and the spread and/or spread multiplier, if any) specified in the Federal Funds open rate notes and in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, the “Federal Funds rate” means, with respect to any interest determination date relating to a Federal Funds rate note, the rate applicable to such date for Federal Funds opposite the caption “Federal funds (effective),” as displayed on Reuters on page 118 (or any page which may replace such page on such service) under the heading “EFFECT” on the business day immediately following such interest determination date. If such rate is not so published by 3:00 p.m., New York City time, on the business day immediately following such interest determination date, the Federal Funds rate will be the rate applicable to such interest determination date as published in H.15 daily update (or such other recognized electronic source used for the purpose of displaying such rate) under the heading “Federal Funds (effective).” If that rate is not published in H.15 daily update (or such other recognized electronic source used for the purpose of displaying such rate) by 4:15 p.m., New York City time, on the business day immediately following such interest determination date, the calculation agent will calculate the Federal Funds rate applicable to such interest determination date, which will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal Funds as of 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in The City of New York selected and identified by us or the calculation agent (after consultation with us), as applicable; provided, however, that if the brokers selected as aforesaid by us or the calculation agent, as applicable, are not quoting as set forth above, the Federal Funds rate applicable to such interest determination date will be the same as the Federal Funds rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).
Unless otherwise specified in the applicable prospectus supplement, the “Federal Funds open rate” means, with respect to any interest determination date relating to a Federal Funds open rate note, the rate for such day for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as published under the heading “Federal Funds” opposite the caption “Open” as such rate is displayed on Reuters (or any successor service) on page 5 (or any page which may replace such page on such service) (“Reuters Page 5”). In the event that on any interest determination date no reported rate appears on Reuters Page 5 by 3:00 p.m., New York City time, the rate for the interest determination date will be the rate for that day displayed on FFPREBON Index page on Bloomberg which is the Fed Funds Opening Rate as reported by Prebon Yamane (or any successor) on Bloomberg. In the event that on any interest determination date no reported rate appears on Reuters Page 5 or the FFPREBON Index page on Bloomberg or another recognized electronic source by 3 p.m., New York City time, the interest rate applicable to the next interest reset period will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar Federal Funds prior to 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in New York City selected and identified by us or the calculation agent (after consultation with us), as applicable; provided, however, that if the brokers selected by us or the calculation agent, as applicable, are not quoting as set forth above, the Federal Funds open rate with respect to such interest determination date will be the same as the Federal Funds open rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate). Notwithstanding the foregoing, the Federal Funds open rate in effect for any day that is not a business day shall be the Federal Funds open rate in effect for the prior business day.
Prime Rate Notes.   Prime rate debt securities, which we refer to as Prime rate notes, will bear interest at the interest rate (calculated by reference to the Prime rate and the spread and/or spread multiplier, if any) specified in the Prime rate notes and in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, “Prime rate” means, with respect to any interest determination date, the rate set forth in H.15(519) for that date opposite the caption “Bank Prime Loan” or, if not published by 3:00 p.m., New York City time, on the calculation date, the rate on such interest determination date as published in H.15 daily update under the caption “Bank Prime Loan.” If that rate is not yet published by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Prime rate for that interest determination date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as that bank’s prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date as quoted on the Reuters Screen USPRIME1 Page on that interest determination date, or, if fewer than four of these rates appear on the Reuters Screen USPRIME1 Page for that interest determination date, the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least two of the three major money center banks in The City of New York selected and identified by us or by the calculation agent (after consultation with us), as applicable, from which quotations are requested. If fewer than two quotations are provided, the calculation agent will calculate the Prime rate, which will be the arithmetic mean of the prime rates in The City of New York quoted by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected and identified by us or the calculation agent (after consultation with us), as applicable, to quote prime rates. “Reuters Screen USPRIME1 Page” means the display designated as the “USPRIME1” page on Reuters (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).
SOFR Notes.   SOFR debt securities, which we refer to as SOFR notes, will bear interest at the interest rate (calculated by reference to SOFR and the spread and/or spread multiplier, if any) specified in the SOFR notes and in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, the interest rate for each interest reset period for a series of SOFR notes will be determined by reference to Compounded Daily SOFR, calculated in accordance with the applicable formula set forth below by the calculation agent with respect to the Observation Period relating to such interest reset period. Interest periods for the SOFR notes will begin on and include each interest payment date and end on but exclude the next succeeding interest payment date, except that the initial interest period will begin on and include the issue date and end on but exclude the first interest payment date. Each such period is an “interest reset period.” Unless otherwise specified in the applicable prospectus supplement, the “Observation Period” in respect of each interest reset period for a series of SOFR notes will be the period from, and including, the date falling two U.S. Government Securities Business Days prior to the first date in such interest reset period to, but excluding, the date falling two U.S. Government Securities Business Days prior to the interest payment date for such interest reset period; provided, however, in the case of any Observation Period during which any SOFR notes become due and payable on a date other than an interest payment date, in respect of such SOFR notes that become due and payable only, such Observation Period will end on (but exclude) the date falling two U.S. Government Securities Business Days prior to such earlier date, if any, on which such SOFR notes become due and payable.
“Compounded Daily SOFR” means, with respect to any interest reset period and the related interest determination date
(a)
if index determination is specified as being applicable in the applicable prospectus supplement, the rate determined by the calculation agent on the relevant interest determination date in accordance with the following formula:

where:
“SOFR IndexStart” means the SOFR Index in respect of the day that is two U.S. Government Securities Business Days preceding the first day of the relevant interest reset period;
“SOFR IndexEnd” means the SOFR Index in respect of the day that is two U.S. Government Securities Business Days preceding the last day of the relevant interest reset period (but which last day is by definition excluded from such interest reset period); and
“d” means the number of calendar days in the relevant Observation Period;
provided, however, that, if the SOFR Index required to determine SOFR IndexStart or SOFR IndexEnd does not appear on the New York Federal Reserve’s Website at the Relevant Time on the relevant U.S. Government Securities Business Day, then “Compounded Daily SOFR” for such interest reset period and each interest reset period thereafter will mean Compounded Daily SOFR as defined in, and be determined in accordance with, clause (b) below; or
(b)
if either (i) index determination is specified as being not applicable in the applicable prospectus supplement, or (ii) this clause (b) applies to such interest reset period pursuant to the proviso in clause (a) above, the rate determined by the calculation agent on the relevant interest determination date in accordance with the following formula:

where:
“d” means the number of calendar days in the relevant Observation Period;
“do” means the number of U.S. Government Securities Business Days in the relevant Observation Period;
“i” is a series of whole numbers from one to do, each representing the relevant U.S. Government Securities Business Days in chronological order from (and including) the first U.S. Government Securities Business Day in the relevant Observation Period;
“ni” means, for any U.S. Government Securities Business Day “i” in the relevant Observation Period, the number of days from (and including) such U.S. Government Securities Business Day “i” up to (but excluding) the following U.S. Government Securities Business Day (“i+1”); and
“SOFRi” means, in respect of any U.S. Government Securities Business Day “i” in the relevant Observation Period, the SOFR Reference Rate in respect of such U.S. Government Securities Business Day “i”.
For purposes of clause (a) above, “SOFR Index” means, in respect of any U.S. Government Securities Business Day, the value of the SOFR Index published for such U.S. Government

Securities Business Day as such value appears on the New York Federal Reserve’s Website at the Relevant Time on such U.S. Government Securities Business Day. For purposes of clause (b) above, “SOFR Reference Rate” means, in respect of any U.S. Government Securities Business Day,
(1)
a rate equal to SOFR for such U.S. Government Securities Business Day appearing on the New York Federal Reserve’s Website on or about the Relevant Time on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day; or

(2)
if SOFR in respect of such U.S. Government Securities Business Day does not appear as specified in clause (1) above, unless we or the Benchmark Replacement Agent, if any, determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR on or prior to the Relevant Time on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day, SOFR in respect of the last U.S. Government Securities Business Day for which such rate was published on the New York Federal Reserve’s Website; or

(3)
if SOFR in respect of such U.S. Government Securities Business Day does not appear as specified in clause (1) above and we or the Benchmark Replacement Agent, if any, determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark on or prior to the Relevant Time on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day (or, if the then-current Benchmark is not SOFR, on or prior to the Relevant Time on the Alternative Relevant Date), then (subject to the subsequent operation of this clause (3)) from (and including) the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day (or the Alternative Relevant Date, as applicable) (the “Affected Day”), “SOFR Reference Rate” shall mean, in respect of such U.S. Government Securities Business Day and each U.S. Government Securities Business Day thereafter, the applicable Benchmark Replacement for such U.S. Government Securities Business Day appearing on, or obtained from, the Alternative Relevant Source at the Alternative Relevant Time on the Alternative Relevant Date, in each case, as determined by the calculation agent.

If the Benchmark Replacement is at any time required to be used pursuant to clause (3) of the definition of SOFR Reference Rate, then we or the Benchmark Replacement Agent, if any, will determine the Benchmark Replacement with respect to the then-current Benchmark in accordance with the definition thereof. If we have or the Benchmark Replacement Agent has, as applicable, determined the Benchmark Replacement, then:
(a)
we or the Benchmark Replacement Agent, as applicable, shall also determine the method for determining the rate described in clause (a) of paragraph (1), (2) or (3) of the definition of “Benchmark Replacement,” as applicable (including (i) the page, section or other part of a particular information service on or source from which such rate appears or is obtained (the “Alternative Relevant Source”), (ii) the time at which such rate appears on, or is obtained from, the Alternative Relevant Source (the “Alternative Relevant Time”), (iii) the day on which such rate will appear on, or is obtained from, the Alternative Relevant Source in respect of each U.S. Government Securities Business Day (the “Alternative Relevant Date”), and (iv) any alternative method for determining such rate if it is unavailable at the Alternative Relevant Time on the applicable Alternative Relevant Date), which method shall be consistent with industry-accepted practices for such rate, if any;

(b)
from (and including) the Affected Day, references to the Relevant Time shall be deemed to be references to the Alternative Relevant Time;

(c)
if we or the Benchmark Replacement Agent, as applicable, determines that (i) changes to the definitions of business day, Compounded Daily SOFR, day count fraction, interest determination date, interest payment date, interest reset period, Observation Period, SOFR Reference Rate or U.S. Government Securities Business Day and/or (ii) any other technical changes to any other provision of the SOFR notes described in this prospectus or in the applicable prospectus supplement are necessary in order to implement the Benchmark Replacement (including any alternative method described in subclause (iv) of paragraph (a) above) as the Benchmark in a manner substantially consistent with market practices (or, if we or the Benchmark Replacement Agent, as the case may be, decides that adoption of any portion of such market practice is not administratively feasible or if we or the Benchmark Replacement Agent, as the case may be, determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or the Benchmark Replacement Agent, as the case may be, determines is reasonably necessary), such definitions or other provisions will be amended to reflect such changes, which amendments shall become effective without consent or approval of the holders of the SOFR notes or any other party; and
(d)
we will give notice or will procure that notice is given as soon as practicable to the calculation agent, trustee and the holders of the SOFR notes, specifying the Benchmark Replacement, as well as the details described in paragraph (a) above and the amendments implemented as contemplated in paragraph (c) above.

For purposes of the definition of Compounded Daily SOFR:
“Benchmark” means SOFR, provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR or such other then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means, with respect to the then-current Benchmark, the first alternative set forth in the order presented below that can be determined by us or the Benchmark Replacement Agent, if any, as of the Benchmark Replacement Date with respect to the then-current Benchmark:
(1)
the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or

(2)
the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)
the sum of: (a) the alternate rate of interest that has been selected by us or the Benchmark Replacement Agent, if any, as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, provided that, (i) if we or the Benchmark Replacement Agent, as the case may be, determine that there is an industry-accepted replacement rate of interest for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, we or it, as the case may be, shall select such industry-accepted rate, and (ii) otherwise, we or the Benchmark Replacement Agent, as the case may be, shall select such rate of interest that it has determined is most comparable to the then-current Benchmark, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means, with respect to any Benchmark Replacement, the first alternative set forth in the order below that can be determined by us or the Benchmark Replacement Agent, if any, as of the Benchmark Replacement Date with respect to the then-current Benchmark:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment, which may be a positive or negative value or zero, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment;

(3)
the spread adjustment, which may be a positive or negative value or zero, that has been selected by us or the Benchmark Replacement Agent, if any, to be applied to the applicable Unadjusted Benchmark Replacement in order to reduce or eliminate, to the extent reasonably practicable under the circumstances, any economic prejudice or benefit (as applicable) to holders of the SOFR notes as a result of the replacement of the then-current Benchmark with such Unadjusted Benchmark Replacement for purposes of determining the SOFR Reference Rate, which spread adjustment shall be consistent with any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, applied to such Unadjusted Benchmark

Replacement where it has replaced the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time.
For purposes of this definition, “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“Benchmark Replacement Agent” means any affiliate of us or such other person that has been appointed by us to make the calculations and determinations to be made by the Benchmark Replacement Agent described in this prospectus, so long as such affiliate or other person is a leading bank or other financial institution that is experienced in such calculations and determinations. We may elect, but are not required, to appoint a Benchmark Replacement Agent at any time. We will notify the holders of the SOFR notes of any such appointment.
“Benchmark Replacement Date” means, with respect to the then-current Benchmark, the earliest to occur of the following events with respect thereto:
(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Relevant Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Relevant Time for such determination.
“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect thereto:
(1)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any applicable business day convention) as the applicable tenor for the then-current Benchmark.
“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc.
“ISDA Fallback Adjustment” means, with respect to any ISDA Fallback Rate, the spread adjustment, which may be a positive or negative value or zero, that would be applied to such ISDA Fallback Rate in the case of derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation event with respect to the then-current Benchmark for the applicable tenor.
“ISDA Fallback Rate” means, with respect to the then-current Benchmark, the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“New York Federal Reserve’s Website” means the website of the Federal Reserve Bank of New York, which is currently at http://www.newyorkfed.org, or any successor website of the Federal Reserve Bank of New York (or any successor administrator of the daily secured overnight financing rate or the SOFR Index, as applicable).
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York or any successor thereto.
“Relevant Time” means 3:00 p.m., New York City time.
“SOFR” means, in respect of any U.S. Government Securities Business Day, the daily secured overnight financing rate for such U.S. Government Securities Business Day as provided by the Federal Reserve Bank of New York, as the administrator of such rate (or any successor administrator of such rate).
“U.S. Government Securities Business Day” means any day, except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
If we appoint a Benchmark Replacement Agent and such Benchmark Replacement Agent is unable to determine whether a Benchmark Transition Event has occurred or, following the occurrence of a Benchmark Transition Event, has not selected the Benchmark Replacement as of the related Benchmark Replacement Date, then, in such case, we shall make such determination or select the Benchmark Replacement, as the case may be.
Any determination, decision or election that may be made by us or the Benchmark Replacement Agent pursuant to this section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event (including such determination that a Benchmark Transition Event and its related Benchmark Replacement have occurred with respect to the then-current Benchmark), circumstance or date and any decision to take or refrain from taking any action or any selection:
•
will be conclusive and binding absent willful misconduct, bad faith and manifest error; and

•
will be made in the sole discretion of us or the Benchmark Replacement Agent, as the case may be, acting in good faith and in a commercially reasonable manner.

Treasury Rate Notes.   Treasury rate debt securities, which we refer to as Treasury rate notes, will bear interest at the interest rate (calculated by reference to the Treasury rate and the spread and/or spread multiplier, if any) specified in the Treasury rate notes and in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, the “Treasury rate” means, with respect to any interest determination date relating to a Treasury rate note, the rate from the auction held on such interest determination date, which we refer to as the “auction,” of direct obligations of the United States, which we refer to as Treasury bills, having the index maturity designated in the applicable prospectus supplement under the caption “INVESTMENT RATE” on the display on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption

“U.S. Government Securities/Treasury Bills/Auction High” or, if not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of such Treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of Treasury bills having the index maturity designated in the applicable prospectus supplement is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the Treasury rate will be the bond equivalent yield of the rate on that interest determination date of Treasury bills having the index maturity designated in the applicable prospectus supplement as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills (Secondary Market)” or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on that interest determination date of such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills (Secondary Market).” In the event such rate is not published in H.15(519), H.15 daily update or another recognized electronic source by 3:00 p.m., New York City time, on such calculation date, the calculation agent will calculate the Treasury rate, which will be a bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary U.S. government securities dealers (which may include Credit Suisse Securities (USA) LLC) selected and identified by us or by the calculation agent (after consultation with us), as applicable, for the issue of Treasury bills with a remaining maturity closest to the index maturity designated in the applicable prospectus supplement; provided, however, that if the dealers selected by us or the calculation agent, as applicable, are not quoting bid rates as mentioned in this sentence, the Treasury rate with respect to the interest determination date will be the same as the Treasury rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).
The term “bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:
where “D” refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.
Indexed Notes
The issuer may offer from time to time indexed notes, the return on which is linked to the performance of one or more underlyings or a basket of such underlyings. We will refer generally to each index, exchange-traded fund, equity security, exchange rate, commodity, commodity futures contract or any other market measure or reference asset as an “underlying.” The one or more underlyings or the basket to which the securities may be linked will be specified in the applicable prospectus supplement, along with any terms applicable to such indexed note.
An investment in indexed notes has significant risks, and has risks and characteristics not associated with conventional debt securities. The applicable prospectus supplement will specify the risks and characteristics associated with the indexed notes and describe the circumstances in which you could lose some or all of your investment.
Dual Currency Notes
Dual currency debt securities, which we refer to as dual currency notes, are any series of debt securities as to which we have a one-time option, exercisable on a specified date in whole, but not in part, with respect to all dual currency notes issued on the same day and having the same terms, of making all payments of principal, premium, if any, and interest after the exercise of such option, whether at maturity or otherwise (which payments would otherwise be made in the face amount currency of such series of debt securities specified in the applicable prospectus supplement), in the optional payment currency specified in the applicable prospectus supplement. The terms of the dual currency notes together with information as to the relative value of the face amount currency compared to the optional payment currency and as to tax considerations associated with an investment in dual currency notes will also be set forth in the applicable prospectus supplement.
If we elect on any option election date specified in the applicable prospectus supplement to pay in the optional payment currency instead of the face amount currency, payments of interest, premium, if any, and principal made after such option election date may be worth less, at the then current exchange rate, than if we had made such payments in the face amount currency. We refer you to “Foreign Currency Risks.”
Renewable Notes
The issuer may also issue from time to time variable rate renewable debt securities, which we refer to as renewable notes, which will mature on an interest payment date specified in the applicable prospectus supplement unless the maturity of all or a portion of the principal amount of the renewable notes is extended in accordance with the procedures set forth in the applicable prospectus supplement.
Short-Term Notes
The issuer may offer from time to time series of debt securities with maturities of less than one year, which we refer to as short-term notes. Unless otherwise indicated in the applicable prospectus supplement, interest on short-term notes will be payable at maturity. Unless otherwise indicated in the applicable prospectus supplement, interest on short-term notes that are floating rate notes (other than Treasury rate notes) will be computed on the basis of the actual number of days elapsed divided by 360, and interest on short-term notes that are Treasury rate notes will be computed on the basis of the actual number of days elapsed divided by a year of 365 or 366 days, as the case may be.
Extension of Maturity
The applicable prospectus supplement will indicate whether the issuer has the option to extend the maturity of a series of debt securities (other than an amortizing note) for one or more periods up to but not beyond the final maturity date set forth in the applicable prospectus supplement. If the issuer has that option with respect to any series of debt securities (other than an amortizing note), we will describe the procedures in the applicable prospectus supplement.
Amortizing Notes
Amortizing debt securities, which we refer to as amortizing notes, are a series of debt securities for which payments combining principal and interest are made in installments over the life of such series of debt securities. Payments with respect to amortizing notes will be applied first to interest due and payable on the amortizing notes and then to the reduction of the unpaid principal amount of the amortizing notes. The issuer will provide further information on the additional terms and conditions of any issue of amortizing notes in the applicable prospectus supplement. A table setting forth repayment information in respect of each amortizing note will be included in the applicable prospectus supplement and set forth on the amortizing notes.
Original Issue Discount Notes
The issuer may offer series of debt securities, which we refer to as original issue discount notes, from time to time at an issue price (as specified in the applicable prospectus supplement) that is less than 100% of the principal amount of such series of debt securities (i.e., par). Original issue discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount note and par is referred to herein as the “discount.” In the event of redemption, repayment or acceleration of maturity of an original issue discount note, the amount payable to the holder of an original issue discount note will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount note (if applicable), multiplied by the initial redemption percentage specified in the applicable prospectus supplement (as adjusted by the initial redemption percentage reduction, if applicable)

and (b) any unpaid interest on such original issue discount note accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.
Unless otherwise specified in the applicable prospectus supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an original issue discount note, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable original issue discount note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such original issue discount note and an assumption that the maturity of such original issue discount note will not be accelerated. If the period from the date of issue to the initial interest payment date, or the initial period, for an original issue discount note is shorter than the compounding period for such original issue discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).
Certain original issue discount notes may not be treated as having original issue discount for U.S. federal income tax purposes, and debt securities other than original issue discount notes may be treated as issued with original issue discount for U.S. federal income tax purposes. We refer you to “Taxation — United States Taxation.”
Redemption at the Option of the Issuer
Unless otherwise provided in the applicable prospectus supplement, the issuer cannot redeem debt securities prior to maturity. The issuer may redeem a series of debt securities at its option prior to the maturity date only if an initial redemption date is specified in the applicable prospectus supplement. If so specified, the issuer can redeem the debt securities of such series at its option on any date on and after the applicable initial redemption date in whole or from time to time in part in increments of $2,000 or such other minimum denomination specified in such applicable prospectus supplement (provided that any remaining principal amount of the debt securities of such series will be at least $2,000 or such other minimum denomination), at the applicable redemption price, together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption, unless otherwise provided in the applicable prospectus supplement, and in accordance with the provisions of the applicable indenture. By redemption price for a debt security of a series, we mean an amount equal to the initial redemption percentage specified in the applicable prospectus supplement (as adjusted by the annual redemption percentage reduction specified in the applicable prospectus supplement, if any) multiplied by the unpaid principal amount of the debt security to be redeemed. The initial redemption percentage, if any, applicable to a series of debt securities may decline on each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount to be redeemed. The redemption price of original issue discount notes is described above under “— Original Issue Discount Notes.”
Debt securities denominated in a foreign currency may be subject to different restrictions on redemption. We refer you to “Special Provisions Relating to Debt Securities Denominated in a Foreign Currency —  Minimum Denominations, Restrictions on Maturities, Repayment and Redemption.”
Repayment at the Option of the Holders; Repurchase
Holders may require the issuer to repay a series of debt securities prior to maturity only if one or more optional repayment dates are specified in the applicable prospectus supplement. If so specified, the issuer will repay debt securities of such series at the option of the holders on any optional repayment date in whole or in part from time to time in increments of $2,000 or such other minimum denomination specified in the applicable prospectus supplement (provided that any remaining principal amount thereof will be at least $2,000 or such other minimum denomination specified in the applicable prospectus supplement), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. A holder who wants the issuer to repay a debt security prior to maturity must deliver the debt security, together with the form “Option to Elect Repayment” properly completed, to the trustee at its corporate trust office (or any other address that the issuer specifies in the applicable prospectus supplement or notifies holders from time to time) no more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of a repayment option by the holder will be irrevocable. The repayment price of original issue discount notes is described above under “— Original Issue Discount Notes” Notwithstanding the foregoing, the issuer will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation to repurchase a series of debt securities.
Only the depositary may exercise the repayment option in respect of global securities representing book-entry debt securities. Accordingly, beneficial owners of global securities that desire to have all or any portion of book-entry debt securities represented by global securities repaid must direct the participant of the depositary through which they own their interest to direct the depositary to exercise the repayment option on their behalf by delivering the related global security and duly completed election form to the trustee as aforesaid. In order to ensure that the global security and election form are received by the trustee on a particular day, the applicable beneficial owner must so direct the participant through which it owns its interest before that participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult the participants through which they own their interest for the respective deadlines of those participants. All instructions given to participants from beneficial owners of global securities relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given by a beneficial owner, the beneficial owner must cause the participant through which it owns its interest to transfer that beneficial owner’s interest in the global security or securities representing the related book-entry debt securities, on the depositary’s records, to the trustee. We refer you to “— Book-Entry System.” Debt securities denominated in a foreign currency may be subject to different restrictions on repayment. We refer you to “Special Provisions Relating to Debt Securities Denominated in a Foreign Currency — Minimum Denominations, Restrictions on Maturities, Repayment and Redemption.” The issuer may at any time purchase debt securities at any price in the open market or otherwise. Such debt securities purchased by the issuer may, at its discretion, be held, resold or surrendered to the trustee for cancellation.
Tax Redemption
If specifically provided by the applicable prospectus supplement, the issuer may redeem a series of debt securities at its option at any time, in whole but not in part, on giving not less than 30 nor more than 60 days’ notice, unless otherwise provided in the applicable prospectus supplement, at the principal amount of such series of debt securities being redeemed, together with accrued interest to the date of redemption, if it has or will become obligated to pay additional interest on such series of debt securities as described under “— Payment of Additional Amounts” below as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Switzerland or the United States, as applicable, or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date of the applicable prospectus supplement, and such obligation cannot be avoided by the issuer taking reasonable measures available to it, provided that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which it would be obliged to pay such additional interest were a payment in respect of the debt securities of such series then due. Prior to the giving of any notice of redemption pursuant to this paragraph, the issuer will deliver to the trustee a certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to redeem have occurred, and an opinion of independent counsel of recognized standing to the effect that the issuer has or will become obligated to pay such additional interest as a result of such change or amendment.
Payment of Additional Amounts
If specifically provided by the applicable prospectus supplement, the issuer will, subject to the exceptions and limitations set forth below, pay such additional amounts to the holder of a series of debt securities as may be necessary so that every net payment on such series of debt securities, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by Switzerland or the United States, as applicable, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided in such series of debt securities to be then due and payable.
Switzerland
All payments of principal and interest in respect of the debt securities shall be made by the issuer free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Switzerland or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the issuer shall pay such additional amounts as will result in receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable by the issuer to any such holder for or on account of:
(i)
any such taxes, duties, assessments or other governmental charges imposed in respect of such debt security by reason of the holder having some connection with Switzerland other than the mere holding of the debt security;

(ii)
any such taxes, duties, assessments or other governmental charges imposed in respect of any debt security presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder would have been entitled to such additional amounts on presenting such debt security for payment on the last day of such period of 30 days;

(iii)
any such taxes, duties, assessments or other governmental charges imposed in respect of the relevant debt security pursuant to laws enacted by Switzerland changing the Swiss federal withholding tax system from an issuer-based system to a paying agent-based system pursuant to which a person in Switzerland other than the issuer is required to withhold tax on any interest payments; or

(iv)
if Credit Suisse acts as issuer through its Zurich head office, any such taxes imposed in respect of the relevant debt security pursuant to the Swiss Federal Withholding Tax Code of 13 October 1965;

(v)
any withholding or deduction imposed on any payment by reason of FATCA (as defined below); or

(vi)
any combination of two or more items (i) through (v) above.

“Relevant Date” as used herein means whichever is the later of (x) the date on which such payment first becomes due and (y) if the full amount payable has not been received by the trustee on or prior to such date, the date on which the full amount having been so received, notice to that effect shall have been given to the holders.
United States
If Credit Suisse acts as issuer through a U.S. branch or through its Cayman branch, all payments of principal and interest in respect of the debt securities shall be made by the issuer free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges, each in the nature of a tax, imposed, levied, collected, withheld or assessed by the United States or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the issuer shall pay such additional amounts as will result in receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable by the issuer to any such holder for or on account of:
(i)
any tax, assessment or other governmental charge that would not have been imposed but for (a) the existence of any present or former connection between such holder and the United States, including, without limitation, such holder being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (b) such holder’s past or present status as a personal holding company or private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;
(ii)
any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

(iii)
any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of a debt security for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;

(iv)
any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on such series of debt securities;

(v)
any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent from a payment on such series of debt securities, if such payment can be made without such deduction or withholding by any other paying agent;

(vi)
any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such series of debt securities if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(vii)
any tax, assessment or other governmental charge imposed on a holder of such series of debt securities that actually or constructively owns 10 percent or more of the combined voting power of all classes of the issuer’s stock or that is a controlled foreign corporation (as defined in Section 957 of the Code) related to the issuer through stock ownership;

(viii)
any such taxes, duties, assessments or other governmental charges required to be deducted or withheld from a payment or deemed payment that is treated as a “dividend equivalent” payment under the Code, Treasury regulations, or other law or official guidance of the United States;

(ix)
any such withholding or deduction imposed on any payment by reason of FATCA (as defined below); or

(x)
any combination of two or more items (i) through (ix) above;

nor will such additional amounts be paid with respect to a payment on such series of debt securities to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such series of debt securities.
U.S. Foreign Account Tax Compliance Act
Payments on the debt securities will be subject in all cases to any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code, or described in any agreement between any jurisdiction and the United States relating to the foreign account provisions of the U.S. Hiring Incentives to Restore Employment Act of 2010, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, or any agreements, law, regulation or other official guidance implementing an intergovernmental agreement or other intergovernmental approach thereto (collectively, “FATCA”).
Subordination
Unless otherwise specified in the applicable prospectus supplement, when the term “senior indebtedness” is used in the context of the subordinated debt securities, it means, with respect to the issuer:

•
any money the issuer has borrowed, including any senior debt securities issued under the Senior Indenture;

•
any money borrowed by someone else where the issuer has assumed or guaranteed the obligations, directly or indirectly;

•
any letters of credit and acceptances made by banks on the issuer’s behalf; and

•
indebtedness that the issuer has incurred or assumed in connection with the acquisition of any property.

Senior indebtedness shall not include any indebtedness that is expressed to be subordinated to or on par with the subordinated debt securities or any money owed to the issuer’s subsidiaries.
The Subordinated Indenture provides that the issuer cannot:
•
make any payments of principal, premium or interest on the subordinated debt securities;

•
acquire any subordinated debt securities; or

•
defease any subordinated debt securities;

if
•
any senior indebtedness in an aggregate principal amount of more than $100 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by the issuer; or

•
the issuer has defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $100 million at the time the payment was due, unless and until the payment default is cured by the issuer or waived by the holders of the senior indebtedness.

If the issuer is liquidated, the holders of the senior indebtedness will be entitled to receive payment in full in cash for principal, premium and interest on the senior indebtedness before the holders of subordinated debt securities receive any of the issuer’s assets. As a result, holders of subordinated debt securities may receive a smaller proportion of the issuer’s assets in liquidation than holders of senior indebtedness. In such a situation, holders of the subordinated debt securities could lose all or part of their investment.
Even if the subordination provisions prevent the issuer from making any payment when due on the subordinated debt securities, the issuer will be in default on its obligations under the Subordinated Indenture if it does not make the payment when due. This means that the trustee and the holders of subordinated debt securities can take action against the issuer, but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.
The Subordinated Indenture allows the holders of senior indebtedness to obtain specific performance of the subordination provisions from the issuer or any holder of subordinated debt securities.
There is no restriction on the amount of further debt securities that the issuer may issue or guarantee which rank senior to or pari passu with the subordinated debt securities. The issue of any such further debt securities may reduce the amount that may be recovered by holders of subordinated debt securities in the event that the issuer is wound up and/or may limit the ability of the issuer to meet its obligations under the subordinated debt securities.
Consolidation, Merger or Sale
The issuer will agree in the applicable indentures not to consolidate with or merge with or into any other person or convey or transfer all or substantially all of its properties and assets to any person unless:
•
it is the continuing person; or

•
the successor expressly assumes by supplemental indenture its obligations under such indenture.

In either case, the issuer will also have to deliver a certificate to the trustee stating that after giving effect to the merger there will not be any defaults under the applicable indenture and, if the issuer is not the continuing person, an opinion of counsel stating that the merger and the supplemental indentures comply with these provisions and that the supplemental indentures are legal, valid and binding obligations of the successor corporation enforceable against it.
Credit Suisse may issue debt securities directly or through one or more of its branches, and Credit Suisse may, at any time, transfer its obligations under the debt securities from the head office to any branch of Credit Suisse or from any branch of Credit Suisse to another branch or to its head office.
Modification of the Indentures
In general, rights and obligations of the issuer and the holders under each applicable indenture may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to such modification. However, each of the indentures provides that, unless each affected holder agrees, an amendment cannot:
•
make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which the issuer has to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal the issuer has to repay, reducing the amount of principal of a debt security issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, insolvency or similar proceeding, changing the currency or place in which the issuer has to make any payment of principal, premium or interest, modifying any redemption or repurchase right to the detriment of the holder, modifying any right to convert or exchange the debt securities for another security to the detriment of the holder, and impairing any right of a holder to bring suit for payment;

•
reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the applicable indenture or to waive any covenant or default;

•
waive any payment default; or

•
make any change to the amendment provisions of the applicable indenture.

However, other than in the circumstances mentioned above, if the issuer and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.
In particular, if the issuer and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent to add a guarantee from a third party on the outstanding and future debt securities to be issued under an applicable indenture.
Covenants
The issuer may be subject to additional covenants, including restrictive covenants in respect of a particular series of debt securities. Such additional covenants will be set forth in the applicable prospectus supplement and, to the extent necessary, in the supplemental indenture or board resolution relating to that series of debt securities.
Events of Default
Unless otherwise specified in a prospectus supplement, an event of default with respect to a series of debt securities occurs upon:
•
a default in payment of the principal or any premium on any debt security of that series when due, and such default continues for 30 days;

•
a default in payment of interest when due on any debt security of that series for 30 days;

•
a default in performing any other covenant in the indenture applicable to that series for 60 days after written notice from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of such series; or

•
certain events of bankruptcy, insolvency or reorganization of the issuer.

Any additional or different events of default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.
The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium or interest) if it considers such withholding of notice to be in the best interests of the holders. A default is any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time.
Unless otherwise specified in the applicable prospectus supplement, if an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require the issuer to repay immediately, or accelerate:
•
the entire principal of the debt securities of such series; or

•
if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, if the event of default occurs because of a default in a payment of principal or interest on the debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because of a failure to perform any other covenant in the applicable indenture for the benefit of one or more series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because of bankruptcy proceedings, then all of the debt securities under the applicable indenture will be accelerated automatically. Therefore, except in the case of a default on a payment of principal or interest on the debt securities of your series or a default due to bankruptcy or insolvency of the issuer, it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.
The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow noncompliance with any provision of the applicable indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities.
After an event of default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.
Defeasance
The term defeasance means discharge from some or all of the obligations under the applicable indenture. If the issuer deposits with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at the issuer’s option:
•
the issuer will be discharged from their respective obligations with respect to the debt securities of such series; or

•
the issuer will no longer be under any obligation to comply with the restrictive covenants, if any, contained in the applicable indenture and any supplemental indenture or board resolution with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to them.

If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the applicable indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead, the holders will only be able to rely on the deposited funds or obligations for payment.
The issuer must deliver to the trustee an officers’ certificate and an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. In the case of a complete discharge, such opinion must be based on a ruling received from or published by the U.S. Internal Revenue Service or on a change in applicable U.S. federal income tax law.
Information Concerning the Trustee for the Debt Securities
The Bank of New York Mellon, formerly known as The Bank of New York, with its corporate trust office at 240 Greenwich Street, Floor 7E, New York, New York 10286, will be the trustee for the debt securities. The trustee will be required to perform only those duties that are specifically set forth in the applicable indenture, except when a default has occurred and is continuing with respect to the debt securities. After a default, the trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of debt securities unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.
The Bank of New York Mellon, formerly known as The Bank of New York, has loaned money to Credit Suisse and certain of its subsidiaries and affiliates and provided other services to it and has acted as trustee or fiscal agent under certain of its and its subsidiaries’ and affiliates’ indentures or fiscal agency agreements in the past and may do so in the future as a part of its regular business.
Governing Law
The debt securities and the related indentures will be governed by and construed in accordance with the laws of the State of New York, except for, in the case of subordinated debt securities, the subordination provisions thereof, which will be governed by Swiss law.
Payment and Transfer
Unless otherwise provided for in the applicable prospectus supplement, the debt securities will be issued only as registered securities, which means that the name of the holder will be entered in a register that will be kept by the applicable trustee or another agent appointed by the issuer. Unless stated otherwise in a prospectus supplement, and except as described under “— Book-Entry System” below, principal and interest payments will be made at the office of the paying agent or agents named in the prospectus supplement or by check mailed to you at your address as it appears in the register.
Unless other procedures are described in a prospectus supplement, and except as described under “— Book-Entry System” below, you will be able to transfer registered debt securities at the office of the transfer agent or agents named in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.
Neither the issuer nor the applicable trustee will impose any service charge for any transfer or exchange of a debt security. The issuer may, however, ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.
Book-Entry System
Debt securities may be issued under a book-entry system in the form of one or more global securities. The global securities will be registered in the name of a depositary or its nominee and deposited with that depositary or its custodian. Unless stated otherwise in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if a depositary is used.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon the issuer’s instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.
So long as the depositary or its nominee is the registered owner of a global security, the issuer, the guarantor (if applicable) and the applicable trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the applicable indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.
Unless stated otherwise in an applicable prospectus supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking S.A., which we refer to as Clearstream, Luxembourg, or Euroclear Bank SA/NV, or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations which are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.
As long as the debt securities of a series are represented by global securities, the issuer will pay principal of and interest and premium on those securities to, or as directed by, DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream, Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither the issuer nor the applicable trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants. If an issue of debt securities is denominated in a currency other than the U.S. dollar, the issuer will make payments of principal and any interest in the foreign currency in which the debt securities are denominated, or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the applicable supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.
DTC, Clearstream, Luxembourg and Euroclear have, respectively, advised us as follows:
•
As to DTC:   DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
•
As to Clearstream, Luxembourg:   Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg is owned by Deutsche Börse AG. The shareholders of this entity are banks, securities dealers and financial institutions.

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including U.S. dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank SA/NV, the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.
As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include any underwriters or agents for the debt securities. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.
Distributions with respect to the debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.
•
As to Euroclear:   Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including U.S. dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a UK corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.
The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.
The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:
•
transfers of securities and cash within Euroclear;

•
withdrawal of securities and cash from Euroclear; and

•
receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.
Global certificates generally are not transferable. Physical certificates will be issued to beneficial owners of a global security if:
•
the depositary notifies the issuer that it is unwilling or unable to continue as depositary and the issuer does not appoint a successor within 90 days;

•
the depositary ceases to be a clearing agency registered under the Exchange Act and the issuer does not appoint a successor within 90 days;

•
the issuer decides in its sole discretion (subject to the procedures of the depositary) that it does not want to have the debt securities of the applicable series represented by global certificates; or

•
an event of default has occurred with regard to those debt securities and has not been cured or waived.

If any of the events described in the preceding paragraph occurs, the issuer will issue definitive securities in certificated form in an amount equal to a holder’s beneficial interest in the debt securities. Unless otherwise specified in the applicable prospectus supplement, definitive securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the debt securities.
In the event definitive securities are issued:
•
holders of definitive securities will be able to receive payments of principal and interest on their debt securities at the office of the issuer’s paying agent maintained in the Borough of Manhattan;

•
holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the office of The Bank of New York Mellon, formerly known as The Bank of New York, the trustee under the applicable indenture. The issuer will not charge any fee for the registration or transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the registration, transfer or exchange; and

•
any moneys the issuer pays to its paying agents for the payment of principal and interest on the debt securities which remain unclaimed at the second anniversary of the date such payment was due will be returned to the issuer, and thereafter holders of definitive securities may look only to the issuer, as general unsecured creditors, for payment, provided, however, that the paying agents must first publish notice in an authorized newspaper that such money remains unclaimed.

Global Clearance and Settlement Procedures
You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System, or any successor thereto. Secondary market trading between Clearstream, Luxembourg customers and/or

Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of debt securities, by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

SPECIAL PROVISIONS RELATING TO DEBT SECURITIES
DENOMINATED IN A FOREIGN CURRENCY
Unless otherwise specified in the applicable prospectus supplement, the following additional provisions will apply to debt securities denominated in a foreign currency.
Payment Currency
Unless otherwise indicated in the applicable prospectus supplement, you will be required to pay for debt securities denominated in a foreign currency in the specified currency. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies. Therefore, unless otherwise indicated in the applicable prospectus supplement, the exchange rate agent the issuer appoints and identifies in the applicable prospectus supplement will arrange for the conversion of U.S. dollars into the specified currency on behalf of any purchaser of a debt security denominated in a foreign currency to enable a prospective purchaser to deliver the specified currency in payment for a debt security denominated in a foreign currency. The exchange rate agent must receive a request for any conversion on or prior to the third business day preceding the date of delivery of the debt security denominated in a foreign currency. You must pay all costs of currency exchange.
Unless otherwise specified in the applicable prospectus supplement or unless the holder of a debt security denominated in a foreign currency elects to receive payments in the specified currency, payments made by the issuer of principal of, premium, if any, and interest, if any, on a debt security denominated in a foreign currency will be made in U.S. dollars. The U.S. dollar amount to be received by a holder will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the exchange rate agent) for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to the holders of debt securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If these bid quotations are not available, payments to holders will be made in the specified currency.
Unless otherwise specified in the applicable prospectus supplement, a holder of a debt security denominated in a foreign currency may elect to receive payment in the specified currency for all payments and need not file a separate election for each payment, and such election will remain in effect until revoked by written notice to the paying agent at its corporate trust office in The City of New York received on a date prior to the record date for the relevant interest payment date or at least 10 calendar days prior to the maturity date (or any redemption date, repayment date or repurchase date), as the case may be; provided, that such election is irrevocable as to the next succeeding payment to which it relates. If such election is made as to full payment on a debt security, the election may thereafter be revoked so long as the paying agent is notified of the revocation within the time period set forth above.
Banks in the United States offer non-U.S. dollar-denominated checking or savings account facilities in the United States only on a limited basis. Accordingly, unless otherwise indicated in the applicable prospectus supplement, payments of principal of, premium, if any, and interest, if any, on, debt securities denominated in a foreign currency to be made in a specified currency other than U.S. dollars will be made to an account at a bank outside the United States, unless alternative arrangements are made.
If a specified currency (other than the U.S. dollar) in which a debt security is denominated or payable: (a) ceases to be recognized by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, (b) is a currency unit and such currency unit ceases to be used for the purposes for which it was established, or (c) is not available to the issuer for making payments due to the imposition of exchange controls or other circumstances beyond its control, in each such case, as determined in good faith by the issuer, then with respect to each date for the payment of principal of and interest, if any, on a debt security denominated or payable in such specified currency occurring after the last date on which such specified currency was so used, which we refer to as the conversion date, the U.S. dollar or such foreign currency or currency unit as may be specified by the issuer, which we refer to as the substitute currency, will become the currency of payment for use on each such payment date (but such specified currency will, at the issuer’s election, resume being the currency of payment on the first such payment date preceded by 15 business days during which the circumstances which gave rise to the change of currency no longer prevail, in each case, as determined in good faith by the issuer). The substitute currency amount to be paid by the issuer to the applicable trustee and by the applicable trustee or any paying agent to the holder of a debt security with respect to such payment date will be the currency equivalent or currency unit equivalent (each as defined below) of the specified currency as determined by the exchange rate agent (which determination will be delivered in writing to the applicable trustee not later than the fifth business day prior to the applicable payment date) as of the conversion date or, if later, the date most recently preceding the payment date in question on which such determination is possible of performance, but not more than 15 business days before such payment date. We refer to such conversion date or date preceding a payment date as aforesaid as the valuation date. Any payment in a substitute currency under the circumstances described above will not constitute an event of default under the applicable indenture or the debt securities.
The “currency equivalent” will be determined by the exchange rate agent as of each valuation date and will be obtained by converting the specified currency (unless the specified currency is a currency unit) into the substitute currency at the market exchange rate (as defined below) on the valuation date.
The “currency unit equivalent” will be determined by the exchange rate agent as of each valuation date and will be the sum obtained by adding together the results obtained by converting the specified amount of each initial component currency into the substitute currency at the market exchange rate on the valuation date for such component currency.
“Component currency” means any currency which, on the conversion date, was a component currency of the relevant currency unit.
“Market exchange rate” means, as of any date, for any currency or currency unit, the noon U.S. dollar buying rate for that currency or currency unit, as the case may be, for cable transfers quoted in The City of New York on such date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more currencies or currency units for which an exchange rate is required, the exchange rate agent will use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the currency or currency unit in question, or such other quotations as the exchange rate agent will deem appropriate. Unless otherwise specified by the exchange rate agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit will be that upon which a non-resident issuer of securities designated in such currency or currency unit would, as determined in its sole discretion and without liability on the part of the exchange rate agent, purchase such currency or currency unit in order to make payments in respect of such securities.
“Specified amount” of a component currency means the number of units (including decimals) which such component currency represented in the relevant currency unit, on the conversion date or the valuation date or the last date the currency unit was so used, whichever is later. If after such date the official unit of any component currency is altered by way of combination or subdivision, the specified amount of such component currency will be divided or multiplied in the same proportion. If after such date two or more component currencies are consolidated into a single currency, the respective specified amounts of such component currencies will be replaced by an amount in such single currency equal to the sum of the respective specified amounts of such consolidated component currencies expressed in such single currency, and such amount will thereafter be a specified amount and such single currency will thereafter be a component currency. If after such date any component currency will be divided into two or more currencies, the specified amount of such component currency will be replaced by specified amounts of such two or more currencies, the sum of which, at the market exchange rate of such two or more currencies on the date of such replacement, will be equal to the specified amount of such former component currency and such amounts will thereafter be specified amounts and such currencies will thereafter be component currencies.
All determinations referred to above made by the issuer or its agents will be at its or their sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you.

Specific information about the currency, currency unit or composite currency in which a particular debt security denominated in a foreign currency is denominated, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable prospectus supplement. The information therein concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.
Minimum Denominations, Restrictions on Maturities, Repayment and Redemption
Debt securities denominated in specified currencies other than U.S. dollars will have the minimum denominations and will be subject to the restrictions on maturities, repayment and redemption that are set forth in the applicable prospectus supplement. Any other restrictions applicable to debt securities denominated in specified currencies other than U.S. dollars, including restrictions related to the distribution of such debt securities, will be set forth in the applicable prospectus supplement.

FOREIGN CURRENCY RISKS
This prospectus does not, and any applicable prospectus supplement will not, describe all of the possible risks of an investment in debt securities the payment on which will be made in, or affected by the value of, a foreign currency or a composite currency. You should not invest in debt securities denominated in a foreign currency if you are not knowledgeable about foreign currency and indexed transactions. You should consult your own financial and legal advisors about such risks as such risks may change from time to time.
We are providing the following information for the benefit of U.S. residents. If you are not a U.S. resident, you should consult your own financial and legal advisors before investing in any debt securities.
Exchange Rates and Exchange Controls
A series of debt securities denominated in, or affected by the value of, a currency other than U.S. dollars has additional risks that do not exist for U.S. dollar denominated debt securities. The most important risks are (a) possible changes in exchange rates between the U.S. dollar and the specified currency after the issuance of the debt securities resulting from market changes in rates or from the official redenomination or revaluation of the specified currency and (b) imposition or modification of foreign exchange controls by either the U.S. government or foreign governments. Such risks generally depend on economic events, political events and the supply of, and demand for, the relevant currencies, over which we have no control.
Exchange rates have fluctuated greatly in recent years and are likely to continue to fluctuate in the future. These fluctuations are caused by economic forces as well as political factors. However, you cannot predict future fluctuations based on past exchange rates. If the foreign currency decreases in value relative to the U.S. dollar, the yield on a debt security denominated in a foreign currency or on a currency-linked indexed debt security for a U.S. investor will be less than the coupon rate and you may lose money at maturity if you sell such debt security. In addition, you may lose all or most of your investment in a currency-linked indexed debt security as a result of changes in exchange rates. Except as described below or in any applicable prospectus supplement, we will not make any adjustment in or change to the terms of the debt securities for changes in the exchange rate for the relevant currency, including any devaluation, revaluation, or imposition of exchange or other regulatory controls or taxes, or for other developments affecting that currency, the U.S. dollar, or any other currency. Consequently, you will bear the risk that your investment may be affected adversely by these types of events.
Governments often impose exchange controls which can affect exchange rates or the availability of the foreign currency to make payments of principal, premium, if any, and interest on the debt securities. We cannot assure you that exchange controls will not restrict or prohibit payments of principal, premium, if any, or interest denominated in any specified currency.
Even if there are no actual exchange controls, it is possible that the specified currency would not be available to the issuer when payments on the debt securities are due because of circumstances beyond its control. If the specified foreign currency is not available, the issuer will make the required payments in U.S. dollars on the basis of the market exchange rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the market exchange rate as of a recent date. We refer you to “Special Provisions Relating to Debt Securities Denominated in a Foreign Currency — Payment Currency.” You should consult your own financial and legal advisors as to the risk of an investment in debt securities denominated in a currency other than your home currency.
Any applicable prospectus supplement relating to debt securities having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting that currency and any other required information concerning the currency.
Foreign Currency Judgments
The debt securities and the applicable indentures, except for, in the case of the Subordinated Indenture and the subordinated debt securities, the subordination provisions thereof which are governed by Swiss law, are governed by New York State law. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the

Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Accordingly, if you bring a lawsuit in a New York state court or in a federal court located in New York State for payment of a debt security denominated in a foreign currency, the court would award a judgment in the foreign currency and convert the judgment into U.S. dollars, on the date of the judgment. Consequently, in a lawsuit for payment on a debt security denominated in a foreign currency, you would bear currency exchange risk until judgment is entered, which could be a long time. U.S. courts located outside New York State would probably award a judgment in U.S. dollars but it is unclear what rate of exchange they would use. The date and method used to determine the rate of conversion of the specified currency into U.S. dollars will depend on various factors, including which court renders the judgment.
Enforcement of claims or court judgments under Swiss debt collection or bankruptcy proceedings may only be made in Swiss francs. Thus, the amount of any claim or court judgment denominated in a currency other than Swiss francs would be converted into Swiss francs at the rate obtained, for the enforcing creditor on (i) the date the enforcement proceedings are instituted or (ii) upon request of the creditor, the date of the filing for the continuation of the bankruptcy procedure (Fortsetzungsbegehren)or the time of adjudication of bankruptcy (Konkurseröffnung) and, with respect to non-enforcing creditors, at the time of adjudication of bankruptcy (Konkurseröffnung).

DESCRIPTION OF WARRANTS
General
Credit Suisse, directly or through any branch, may issue various types of warrants, including warrants in the form of subscription rights to purchase equity or debt securities. If Credit Suisse issues warrants to purchase equity securities, those equity securities will not be shares of Credit Suisse. Credit Suisse may issue warrants in such amounts or in as many distinct series as we wish. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The forms of each of the warrant agreements will be filed as exhibits to the registration statement of which this prospectus forms a part or will be furnished to the SEC on a Form 6-K that is incorporated by reference in the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the warrants we may issue. Further terms of such warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The specific terms of such warrants, as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control.
Warrants to Purchase Equity Securities
We will describe in the applicable prospectus supplement the terms of any warrants, or warrants in the form of subscription rights, that we are authorized to issue for the purchase of equity securities. These terms may include:
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the title of such warrants;

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the aggregate number of such warrants and whether such warrants may be settled in cash or by means of net share settlement;

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the price or prices at which such warrants will be issued;

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the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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the aggregate principal amount of such warrants;

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the terms of the equity securities purchasable upon exercise of such warrants

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the price at which and currency or currencies (including composite currencies) in which the equity securities purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants will commence and the date on which such right shall expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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if applicable, the designation and terms of the equity securities with which such warrants are issued and the number of such warrants issued with each such equity security;

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if applicable, the date on and after which such warrants and the related equity securities will be separately transferable;

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anti-dilution provisions, if any;

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selling restrictions, if any;

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information with respect to book-entry procedures, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations and notices to investors residing in foreign jurisdictions.
Warrants to Purchase Debt Securities
We will describe in the applicable prospectus supplement the terms of any warrants, or warrants in the form of subscription rights, that we are authorized to issue for the purchase of our debt securities or the debt securities of third-party issuers. These terms may include:
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the title of such warrants;

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the aggregate number of such warrants and whether such warrants may be settled in cash;

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the price or prices at which such warrants will be issued;

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the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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the aggregate principal amount and terms of the debt securities purchasable upon exercise of such warrants;

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the price at which and currency or currencies (including composite currencies) in which the debt securities purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants will commence and the date on which such right shall expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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if applicable, the designation and terms of the debt securities with which such warrants are issued and the number of such warrants issued with each such debt security;

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if applicable, the date on and after which such warrants and the related debt securities will be separately transferable;

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selling restrictions, if any;

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information with respect to book-entry procedures, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase debt securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations and notices to investors residing in foreign jurisdictions.
Other Warrants
We may also issue other warrants to purchase or sell, on terms to be determined at the time of sale,
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securities of any entity unaffiliated with us;

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any other financial, economic or other measure or instrument as described in the applicable prospectus supplement; or

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a basket of such securities, an index or indices of such securities or any combination of any of the above.

We may satisfy our obligations, if any, with respect to any such warrants by delivering the underlying securities, currencies or commodities or, in the case of underlying securities or commodities, the cash value thereof, as set forth in the applicable prospectus supplement. We will describe in the applicable prospectus supplement the terms of any such warrants that we are authorized to issue. These terms may include:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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whether such warrants are put warrants or call warrants;

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(a) the specific security, basket of securities, index or indices of securities or any combination of the foregoing and the amount thereof, (b) currencies or composite currencies or (c) commodities (and, in each case, the amount thereof or the method for determining the same) to be purchased or sold upon exercise of such warrants;

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the purchase price at which and the currency or currencies (including composite currencies) with which such underlying securities, currencies or commodities may be purchased or sold upon such exercise (or the method of determining the same);

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whether such exercise price may be paid in cash, by the exchange of any other security offered with such warrants or both and the method of such exercise;

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whether the exercise of such warrants is to be settled in cash or by the delivery of the underlying securities or commodities or both;

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the date on which the right to exercise such warrants will commence and the date on which such right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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if applicable, the minimum or maximum number of such warrants that may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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selling restrictions, if any;

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information with respect to book-entry procedures, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The prospectus supplement relating to any such warrants may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations and notice to investors residing in foreign jurisdictions.

ERISA
ERISA and Section 4975 of the Code impose certain restrictions on (a) employee benefit plans, including entities such as collective investment funds and separate accounts, that are subject to Title I of ERISA, (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans, subject to Section 4975 of the Code and (c) any entities or accounts whose underlying assets include “plan assets” by reason of the Plan Asset Regulation (as defined below) or otherwise. Each of (a), (b) and (c) is herein referred to as a “Plan.”
General Fiduciary Considerations
ERISA also imposes certain duties on persons who are fiduciaries with respect to Plans subject to ERISA. In accordance with ERISA’s general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of securities on behalf of such Plan should determine whether such purchase is permitted under the governing plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.
Plan Asset Considerations
The Department of Labor has issued a regulation (29 C.F.R. Section 2510.3-101), as modified by Section 3(42) of ERISA, concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and Section 4975 of the Code, or the “Plan Asset Regulation.” The Plan Asset Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities would be treated as “plan assets” of a Plan investing therein for purposes of ERISA and/or Section 4975 of the Code only if the Plan acquired an “equity interest” in such entity (i.e., an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features) and none of the exceptions to holding “plan assets” contained in the Plan Asset Regulation applied. Under one such exception, the assets of an entity will not be considered “plan assets” as a result of a Plan’s equity investment in such entity where such entity is an “operating company” (i.e., an entity that is primarily engaged, through majority- and/or wholly-owned subsidiaries, in producing a product or providing a service other than the investment of capital). Under another such exception, the assets of an entity will not be considered “plan assets” where a Plan makes an investment in an equity interest of such entity that is a “publicly-offered security.” A “publicly-offered security” is a security that is (a) “freely transferable,”(b) part of a class of securities that is “widely held” and (c) either part of a class of securities that is registered under Section 12(b) or 12(g) of the Exchange Act or sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the “Securities Act,” and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.
Prohibited Transaction Considerations
Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving Plans, and certain persons, referred to as “parties in interest” under ERISA or “disqualified persons” under the Code, having certain relationships with such Plans. We and certain of our subsidiaries, controlling shareholders and other affiliates may each be considered a “party in interest” or “disqualified person” with respect to many Plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, as the result of the loan of money to us, if debt securities are acquired by or with the assets of a Plan with respect to which one of these entities is a service provider, unless such securities are acquired pursuant to a statutory or an administrative exemption.
The acquisition of the securities may be eligible for one of the exemptions noted below if the acquisition:
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is made solely with the assets of a bank collective investment fund and satisfies the requirements and conditions of Prohibited Transaction Class Exemption, or “PTCE,” 91-38 issued by the Department of Labor;

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is made solely with assets of an insurance company pooled separate account and satisfies the requirements and conditions of PTCE 90-1 issued by the Department of Labor;

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is made solely with assets managed by a qualified professional asset manager and satisfies the requirements and conditions of PTCE 84-14 issued by the Department of Labor;

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is made solely with assets of an insurance company general account and satisfies the requirements and conditions of PTCE 95-60 issued by the Department of Labor;

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is made solely with assets managed by an in-house asset manager and satisfies the requirements and conditions of PTCE 96-23 issued by the Department of Labor; or

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is made by a Plan with respect to which the issuing entity is a party in interest solely by virtue of it being a service provider and satisfies the requirements and conditions of Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code; such exemption is herein referred to as the “Service Provider Exemption.”

Governmental Plans
Governmental plans, non-U.S. plans and certain church plans (which we refer to as “Similar Law Plans”), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or Section 4975 of the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code, which we refer to as “Similar Law.” Fiduciaries of any such plan should consult legal counsel before purchasing these securities.
ERISA and Similar Law Representations
With respect to securities that are eligible for acquisition and holding by Plans, each person will, by its acquisition and holding, be deemed to have represented and agreed that on each day from the date of acquisition of the securities through and including the date of disposition of such securities it either (A) is not, and is not or acting on behalf of or investing the assets of, any Plan or Similar Law Plan or (B) is eligible for the exemptive relief available under PTCE 91-38, 90-1, 84-14, 95-60 or 96-23 or the Service Provider Exemption (or, if a Similar Law Plan, similar exemption from Similar Law) with respect to the purchase, holding and disposition of the securities to the extent it would either constitute or result in a “prohibited transaction” under ERISA or the Code (or violation of any Similar Law). Any fiduciary that proposes to cause a Plan or Similar Law Plan to acquire securities should consult with its counsel with respect to the potential applicability of ERISA, the Code or Similar Law to such investment and whether any exemption would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied such that the acquisition, holding and disposition of securities by the purchaser are entitled to the full exemptive relief thereunder.
Please consult the applicable prospectus supplement for further information with respect to a particular offering. Depending upon the security offered, restrictions on purchase or transfer to, by or on behalf of a Plan may apply.

TAXATION
United States Taxation
The following is a summary of material U.S. federal income tax considerations that may be relevant to a beneficial owner of debt securities. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. For a discussion of material U.S. federal income tax considerations of holding convertible or exchangeable debt or warrants we refer you to the applicable prospectus supplement. For a discussion of material U.S. federal income tax considerations of holding subordinated debt securities, to the extent they differ from the following summary, we refer you to the applicable prospectus supplement. For purposes of this summary, a “U.S. holder” means a citizen or resident of the United States or a domestic corporation or a holder that is otherwise subject to U.S. federal income tax on a net income basis in respect of our securities. A “Non-U.S. holder” means a holder that is not a U.S. holder. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase our securities. In particular, the summary deals only with holders who will hold our securities as capital assets. This summary does not address the tax treatment of holders that may be subject to special tax rules, such as banks, insurance companies, regulated investment companies, dealers in securities or currencies, tax exempt entities, financial institutions, traders in securities that elect to use the mark-to-market method of accounting for their securities, expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, persons subject to the alternative minimum tax, U.S. holders whose functional currency is not the U.S. dollar, partnerships (for U.S. tax purposes) that hold our securities or partners therein, or persons that hedge their exposure in our securities or will hold our securities as a position in a “straddle” or “conversion” transaction or as part of a “synthetic security” or other integrated financial transaction.
This discussion does not address U.S. state, local and non-U.S. tax consequences, the Medicare tax on certain investment income or special timing rules prescribed under section 451(b) of the Code. You should consult your tax adviser with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of our securities in your particular circumstances.
U.S. Holder
Payments or Accruals of Interest
Payments or accruals of “qualified stated interest” (as defined below) on a debt security and Additional Amounts, if any (i.e., without reduction for any applicable withholding taxes), but excluding any pre-issuance accrued interest, will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, which we refer to as a foreign currency, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the U.S. Internal Revenue Service (the “IRS”). If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Amounts attributable to any pre-issuance accrued interest will generally not be includible in income, except to the extent of foreign currency gain or loss attributable to any changes in exchange rates during the period between the date the U.S. holder acquired the debt security and the first interest payment date. Foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.
Subject to generally applicable limitations and conditions, non-U.S. interest withholding tax paid at the appropriate rate applicable to the U.S. holder may be eligible for credit against such U.S. holder’s U.S. federal income tax liability. These generally applicable limitations and conditions include new requirements recently adopted by the IRS and any non-U.S. tax will need to satisfy these requirements in order to be eligible to be a creditable tax for a U.S. holder. In the case of a U.S. holder that is eligible for, and properly elects, the benefits of the currently applicable version of the convention signed on October 2, 1996 between the United States of America and the Swiss Confederation for the avoidance of double taxation with respect to taxes on income, together with its protocol (the “Treaty”), any Swiss tax on interest will be treated as meeting the new requirements and therefore as a creditable tax. Except in the case of any Swiss tax on interest for U.S. holders electing the benefits of the Treaty, the application of these requirements to any non-U.S. tax on interest is uncertain and we have not determined whether these requirements have been met. If the non-U.S. interest tax is not a creditable tax for a U.S. holder or the U.S. holder does not elect to claim a foreign tax credit for any foreign income taxes, the U.S. holder may be able to deduct the non-U.S. tax in computing such U.S. holder’s taxable income for U.S. federal income tax purposes.
Interest on debt securities issued by a non-U.S. branch of Credit Suisse (except in the case of interest paid through its Cayman branch) and Additional Amounts generally will constitute income from sources without the United States for U.S. foreign tax credit purposes, and, for U.S. holders that elect to claim foreign tax credits, generally will constitute “passive category income” for foreign tax credit purposes. The calculation of foreign tax credits and, in the case of a U.S. holder that elects to deduct foreign taxes, the availability of deductions, involves the application of rules that depend on a U.S. holder’s particular circumstances. You should consult your own tax advisors regarding the availability of foreign tax credits and the treatment of Additional Amounts.
Purchase, Sale and Retirement of Debt Securities
Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the debt security denominated in a foreign currency is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.
When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under “— Payments or Accruals of Interest”) and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the U.S. dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the debt security denominated in a foreign currency is disposed of or retired. If you dispose of a debt security denominated in a foreign currency that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount of the foreign currency that you received on the debt security at the spot rate of exchange on the settlement date of the sale, exchange or retirement.
The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of debt securities denominated in a foreign currency traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.
Except as discussed below with respect to market discount, short-term notes (as defined below), and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at the lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.
Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a debt security denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.
Original Issue Discount
If we issue a series of debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than a statutory de minimis amount (i.e., generally the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the series of debt securities multiplied by the number of full years to their maturity), the series of debt securities will be original issue discount notes. The difference between the issue price and the stated redemption price at maturity of the series of debt securities will be the “original issue discount.” The “issue price” of the original discount notes will be the first price at which a substantial amount of the original issue discount notes are sold to the public (i.e., excluding sales of original issue discount notes to Credit Suisse Securities (USA) LLC, underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the original issue discount notes other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of an original issue discount note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.
If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.
In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that original issue discount note for all days during the taxable year that you own the original issue discount note. The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the original issue discount note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by (a) multiplying the “adjusted issue price” (as defined below) of the original issue discount note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the original issue discount note and the denominator of which is the number of accrual periods in a year; and (b) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.
In the case of an original issue discount note that is a floating rate note, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the original issue discount note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the original issue discount note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the original issue discount note. (Additional rules may apply if interest on a floating rate note is based on more than one interest index.) The “adjusted issue price” of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the original issue discount note in all prior accrual periods. All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount and to the extent that the discount has not been allocated to prior cash payments on the note), and then as a payment of principal. The “annual yield to maturity” of an original issue discount note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the original issue discount note to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.
You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. If you purchase debt securities at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under “— Premium” and “— Market Discount”) to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.
In the case of an original issue discount note that is also a foreign currency denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (a) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (b) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under “— Payments or Accruals of Interest.” Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency denominated debt security, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).
If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the original issue discount note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the original issue discount note’s issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.
Floating rate notes generally will be treated as “variable rate debt instruments” under the original issue discount regulations. Accordingly, the stated interest on a floating rate note generally will be treated as “qualified stated interest” and such a floating rate note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a “variable rate debt instrument,” the floating rate note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such debt securities in the applicable prospectus supplement.
Certain original issue discount notes may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable prospectus supplement. Original issue discount notes containing these features may be subject to rules that differ from the general rules discussed above. If you purchase original issue discount notes with these features, you should carefully examine the applicable prospectus supplement and consult your tax adviser about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the original issue discount notes.
Short-Term Notes
The rules described above will also generally apply to original issue discount notes with maturities of one year or less, which we refer to as short-term notes, but with some modifications.
First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having original issue discount. Thus, all short-term notes will be original issue discount notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the short-term note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the short-term note during the period you held the short-term note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the maturity of the short-term note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.
Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any “acquisition discount” with respect to the short-term note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.
Finally, the market discount rules described below will not apply to short-term notes.

Premium
If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency denominated debt security, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency denominated debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date the holder acquired the debt security. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the debt security. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.
Market Discount
If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount (or in the case of an original issue discount note, the original issue discount note’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency denominated debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.
You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. Any accrued market discount on a foreign currency denominated debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).
Indexed Notes and Other Debt Securities Providing for Contingent Payments
Special rules govern the tax treatment of debt obligations that provide for contingent payments, which we refer to as contingent debt obligations. These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the applicable prospectus supplement.

Foreign Currency Notes and Reportable Transactions
A U.S. holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. A U.S. holder may be required to treat a foreign currency exchange loss relating to a debt obligation denominated in a foreign currency as a reportable transaction if the loss exceeds $50,000 in a single taxable year if the U.S. holder is an individual or trust, or higher amounts for other U.S. holders. In the event the acquisition, ownership or disposition of a foreign currency debt obligation constitutes participation in a “reportable transaction” for purposes of these rules, a U.S. holder will be required to disclose its investment to the IRS, currently on Form 8886. Prospective purchasers should consult their tax advisors regarding the application of these rules to the acquisition, ownership or disposition of a foreign currency debt obligation.
Specified Foreign Financial Assets
Individual U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities held for investment issued by a non-U.S. issuer (which may include debt obligations issued in certificated form) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations of assessment of tax would be suspended, in whole or in part. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in a debt security, including the application of the rules to their particular circumstances.
Non-U.S. Holder
This section “Non-U.S. Holder” applies to non-U.S. holders who hold debt securities issued by Credit Suisse, acting through a U.S. branch or through its Cayman branch.
Under present United States federal tax law, and subject to the discussion below concerning backup withholding and FATCA:
(a) Payments of interest (including original issue discount) on a debt security to you will not be subject to the 30% U.S. federal withholding tax, provided that:
1.
you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and are not a controlled foreign corporation related to us actually or constructively through stock ownership; and

2.
you provide a statement signed under penalties of perjury that includes your name and address and certify that you are a non-U.S. holder in compliance with applicable requirements by completing an applicable Form W-8BEN or W-8BEN-E (or successor form), or otherwise satisfy documentary evidence requirements for establishing that you are a non-U.S. holder.

Payments of interest (including original issue discount) on the debt security that do not qualify for the portfolio interest exception will be subject to the 30% U.S. federal withholding tax, unless a U.S. income tax treaty applies to reduce or eliminate withholding.
(b) You will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or retirement of the debt security.

Information Reporting and Backup Withholding
Information returns will be required to be filed with the IRS in connection with debt security payments made to certain United States taxpayers. If you are a United States taxpayer, you generally will not be subject to a United States backup withholding tax (currently at a rate of 24%) on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are a non-U.S. taxpayer, you may have to comply with certification procedures to establish that you are a non-U.S. taxpayer in order to avoid information reporting and backup withholding tax requirements. Any amounts withheld under the backup withholding rules may be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Pursuant to FATCA, and potentially subject to grandfathering rules discussed below, the issuer and other financial institutions in the chain of payments on the debt securities may be required to withhold U.S. tax on payments to an investor who does not provide information sufficient for the financial institution to determine whether the investor is a U.S. person or should otherwise be treated as holding a “United States account” of such institution, or to an investor that is, or holds the debt securities directly or indirectly through, a non-U.S. financial institution that is not in compliance with FATCA. Even if withholding is not required, to permit a financial institution in the chain of payments on the debt securities to comply with diligence and reporting obligations imposed on it under FATCA, an investor may be required to provide the institution information regarding the investor’s identity, and in the case of an investor that is an entity, the investor’s direct and indirect owners, and this information may be reported to applicable tax authorities (including to the IRS).
If a debt security is subject to FATCA withholding (under the circumstances described below), such withholding will apply at a 30% rate to payments of interest to an investor or intermediary that does not comply with FATCA. Unless we tell you otherwise in the applicable prospectus supplement, FATCA withholding will apply to a debt security only if Credit Suisse issues the debt security through a U.S. branch or through its Cayman branch. Otherwise, under a grandfathering rule, FATCA withholding will not apply to a debt security provided that the debt security is not issued or materially modified after the date on which final regulations implementing withholding on such debt securities are filed by the U.S. Treasury Department.
If any amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the debt securities as a result of a failure by an investor (or by an institution through which an investor holds the debt securities) to comply with FATCA, neither the issuer nor any paying agent nor any other person would, pursuant to the terms of the debt securities, be required to pay additional amounts with respect to any debt securities as a result of the deduction or withholding of such tax. Holders should consult their own tax advisors about how the FATCA rules may apply to payments they receive in respect of the debt securities.
Swiss Taxation
The following is a summary of the principal tax consequences of holding debt securities for investors who are not residents of Switzerland for tax purposes and have no Swiss permanent establishment and do not conduct a Swiss-based trade or business. It does not address the tax treatment of holders of debt securities who are residents of Switzerland for tax purposes or who are subject to Swiss taxes for other reasons. This summary is based on legislation as of the date of this prospectus and does not aim to be a comprehensive description of all the Swiss tax considerations that may be relevant to a decision to invest in debt securities. For a discussion of Swiss income tax considerations of holding subordinated debt securities, to the extent they differ from the following summary, we refer you to the applicable prospectus supplement.

Withholding Tax
(i)
Interest payments

Payments of interest on debt securities issued by a branch of Credit Suisse outside Switzerland are not subject to Swiss withholding tax, provided that the net proceeds from the issue of the debt securities are used outside of Switzerland (except to the extent use in Switzerland is permitted under the Swiss taxation laws in force from time to time without payments in respect of the debt securities becoming subject to withholding or deduction for Swiss withholding tax as a consequence of such use of proceeds in Switzerland) and that such branch is at all times licensed to carry on banking activities in the relevant jurisdiction in which such branch is established outside of Switzerland and has at all times its fixed place of business outside Switzerland for Swiss tax purposes.
Payments of interest on debt securities issued by Credit Suisse acting through its head office may be subject to Swiss withholding tax, currently at a rate of 35%, regardless of whether such interest is paid regularly in coupons or in a one-time payment upon redemption.
On April 3, 2020, the Swiss Federal Council published draft legislation to reform the Swiss withholding tax system for interest payments on bonds. This draft legislation provided for, among other things the replacement of the current debtor-based regime applicable to interest payments on bonds with a paying agent-based regime for Swiss withholding tax. Under such proposed paying agent-based regime, subject to certain exceptions, all interest payments on bonds made by paying agents acting out of Switzerland to individuals resident in Switzerland would have been subject to Swiss withholding tax, including any such interest payments made on bonds issued by entities organized in a jurisdiction outside Switzerland (such as interest payments on debt securities issued by Credit Suisse acting through a branch outside Switzerland). Due to the negative outcome of the consultation on the draft legislation, the Swiss Federal Council submitted new draft legislation to the Swiss Parliament that provided for the abolition of Swiss withholding tax on interest payments on bonds. This legislation was accepted by the Swiss Parliament but rejected in the subsequent public referendum vote on September 25, 2022. In view of the rejection of this legislation, the Swiss Federal Council could again propose a paying agent-based regime as contemplated by the draft legislation published on April 3, 2020. If such a paying agent-based regime were to be subsequently enacted, and a paying agent acting out of Switzerland were required to deduct or withhold Swiss withholding tax on any payment under any debt security, neither the issuer nor a paying agent nor any other person would pursuant to the conditions of the debt securities be obliged to pay any additional amounts with respect to such debt security as a result of such deduction or withholding of Swiss withholding tax.
(ii) Refund of Swiss withholding tax
A recipient of an interest payment on debt securities (including upon a repurchase for cancellation) who (i) is not resident in Switzerland and (ii) does not hold such debt securities in a business carried on through a permanent establishment in Switzerland for tax purposes, may be entitled to a full or partial refund of such Swiss withholding tax, if the country in which such holder resides for tax purposes has entered into a bilateral treaty for the avoidance of double taxation with Switzerland, such recipient is the beneficial owner of such interest payment or distribution and the conditions of the applicable treaty are met.
In the case of Swiss withholding tax deducted by the issuer of debt securities, a person who (i) is (x) a resident of the U.S. for purposes of the Convention between the United States of America and the Swiss Confederation for the Avoidance of Double Taxation (for purposes of this section (iii) and the section “Swiss Facilitation of the Implementation of FATCA” below, the “Double Taxation Treaty”) without taxable presence in Switzerland to which such debt securities are attributable or (y) a qualified U.S. pension fund and (ii) is the beneficial owner of such debt securities and such interest payment and meets the conditions of the Double Taxation Treaty, may apply for a full refund of such Swiss withholding tax in accordance with Article 11 of the Double Taxation Treaty. The claim for refund must be filed on Swiss Tax Form 82 (82C for corporations, 82I for individuals, 82E for other entities and 82R for regulated investment companies), which forms may, together with an instruction form, be downloaded from the Swiss Federal Tax Administration’s website, obtained from any Swiss consulate general in the U.S., or obtained from the Swiss Federal Tax Administration at the address below. Four copies of the applicable form must be duly completed and signed before a notary public of the U.S., and three of such completed and signed copies must be sent to the Swiss Federal Tax Administration, Eigerstrasse 65, 3003, Bern, Switzerland. The form must be accompanied by suitable evidence of deduction of the Swiss withholding tax, such as certificates of deduction, bank vouchers or credit slips. The form must be filed no later than December 31 of the third year following the calendar year in which the interest payment subject to the Swiss withholding tax became payable.
Securities Turnover Tax
The issue, and the sale and delivery, of debt securities on the issue date are not subject to Swiss securities turnover tax (Umsatzabgabe) (primary market). Secondary market dealings in debt securities with a term in excess of 12 months where a securities dealer (as defined in the Swiss Act on Stamp Duties of June 27, 1973, as amended) in Switzerland or the Principality of Liechtenstein is a party, or acts as an intermediary, to the transaction may be subject to Swiss turnover tax at a rate of up to 0.15% of the consideration paid in the case of debt securities issued by Credit Suisse acting through its head office and at a rate of up to 0.3% of such consideration paid in the case of debt securities issued by Credit Suisse acting through one of its branches outside of Switzerland. Subject to applicable statutory exemptions in respect of the one or the other party to the purchase and sale of debt securities, generally half of the tax is charged to the one party to the purchase and sale and the other half to the other party.
Subject to applicable statutory exemptions, the delivery of underlying securities to a holder of debt securities following exercise by such holder of exchange rights embedded in such debt securities, may be subject to Swiss securities turnover tax, in case of underlying securities issued by an issuer resident in Switzerland at half of the rate of 0.15%, and in case of securities issued by an issuer not resident in Switzerland, at half of the rate of 0.3%, however, in each case only if a Swiss securities dealer, as defined in the Swiss Act on Stamp Duties of June 27, 1973, as amended, is a party or an intermediary to the transaction.
Other Taxes
Under current Swiss law, a holder of debt securities acquired following exercise of any warrants who is not resident in Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland and who is not subject to taxation by Switzerland for any other reason will not be subject to any Swiss federal, cantonal or municipal income or other tax on gains on the sale of, or payments received under, such debt securities.
International Automatic Exchange of Information in Tax Matters
Switzerland has concluded a multilateral agreement with the EU on the international automatic exchange of information (“AEOI”) in tax matters, which applies to all member states of the EU. In addition, Switzerland signed the multilateral competent authority agreement on the automatic exchange of financial account information (the “MCAA”) and a number of bilateral AEOI agreements with other countries, most of them on the basis of the MCAA. Based on these agreements and the implementing laws of Switzerland, Switzerland collects and exchanges data in respect of financial assets held in, and income derived thereon and credited to, accounts and deposits (including debt securities held in any such account or deposit) with a paying agent in Switzerland for the benefit of individuals resident in a member state of the EU or another treaty state. An up-to-date list of the AEOI agreements to which Switzerland is a party that are in effect or that have been entered into but are not yet in effect can be found on the website of the State Secretariat for International Financial Matters SIF.
Swiss Facilitation of the Implementation of FATCA
Switzerland has concluded a “Model 2” intergovernmental agreement with the U.S. to facilitate the implementation of U.S. Foreign Account Tax Compliance Act (FATCA). The agreement ensures that accounts held by US persons maintaining accounts with financial assets (including debt securities) held in any such accounts) with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance on the basis of the Double Taxation Treaty. Since it was amended in 2019, the Double Taxation Treaty includes a mechanism for the exchange of information in tax matters upon request between Switzerland and the United States, allowing the United States to make group requests under FATCA concerning non-consenting U.S. accounts and non-consenting non-participating foreign financial institutions for periods from June 30, 2014. Furthermore, on October 8, 2014, the Swiss Federal Council approved a mandate for negotiations with the United States regarding a “Model 1” intergovernmental agreement that would replace the existing agreement and that would a change from the current direct notification-based regime to a regime where the relevant information is sent to the Swiss Federal Tax Administration, which in turn provides the information to the U.S. tax authorities. It is not yet known when negotiations will continue and, if they do, if and when any new regime would come into force.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We may sell our securities through agents, underwriters, dealers or directly to purchasers.
Our agents may solicit offers to purchase our securities.
•
We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement.

•
Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•
Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.
•
If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

•
We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•
The underwriters will use the applicable prospectus supplement and any free writing prospectuses to sell our securities.

•
If we use an underwriter or underwriters, the underwriter or underwriters will acquire our securities for their own account and may resell our securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed price or at varying prices determined at the time of the sale.

We may use a dealer to sell our securities.
•
If we use a dealer, we, as principal, will sell our securities to the dealer.

•
The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•
We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
In connection with these sales of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
Credit Suisse Securities (USA) LLC is an indirect subsidiary of Credit Suisse. FINRA Rule 5121 imposes certain requirements when a member of FINRA, such as Credit Suisse Securities (USA) LLC, distributes an affiliated company’s securities. If Credit Suisse Securities (USA) LLC or our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of FINRA Rule 5121. In any offerings subject to FINRA Rule 5121, no underwriter will confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.
We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in the applicable prospectus supplement.
We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for, us or our subsidiaries and affiliates in the ordinary course of business.
We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.
•
If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•
These delayed delivery contracts will be subject only to the conditions that we set forth in the applicable prospectus supplement.

•
We will indicate in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

MARKET-MAKING ACTIVITIES
Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus and our prospectus supplements in connection with offers and sales of our securities, in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in these transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

LEGAL MATTERS
Certain legal matters with respect to U.S. law relating to the offering of our securities will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our U.S. counsel. Certain legal matters with respect to Swiss law relating to the offering of our securities will be passed upon for us by Homburger AG, Zurich, Switzerland, our Swiss counsel. Any agents or underwriters will be represented by Cravath, Swaine & Moore LLP, New York, New York. Cravath, Swaine & Moore LLP regularly provides legal services to us and our subsidiaries and affiliates.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s report on internal control over financial reporting) of Credit Suisse Group and Credit Suisse incorporated in this prospectus by reference to the 2022 20-F have been so incorporated in reliance on the reports (which contain adverse opinions on the effectiveness of Credit Suisse Group’s and Credit Suisse’s internal control over financial reporting) of PricewaterhouseCoopers AG, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.
Indemnification of Directors and Officers

Credit Suisse
Under Swiss law, directors and senior officers acting in violation of their statutory duties — whether dealing with third parties or performing any other acts on behalf of the corporation — may become liable to the corporation, its shareholders and (in bankruptcy) its creditors for damages. The directors’ liability is joint and several but only to the extent the damage is attributable to each director based on willful or negligent violation of duty. If the board of directors lawfully delegated the power to carry out day-to-day management to a different corporate body, e.g., the executive board, the board of directors is not vicariously liable for the acts of the members of the executive board. Instead, the directors can be held liable for their failure to properly select, instruct or supervise the executive board members. If directors and officers enter into a transaction on behalf of the corporation with third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the corporation’s business purpose.
Credit Suisse is a Swiss company and is headquartered in Switzerland and a number of its directors and officers are residents of Switzerland and not the United States. As a result, U.S. investors may find it difficult to serve legal process on Credit Suisse or those directors and executive officers or have any of them appear in a U.S. court. Furthermore, the United States and Switzerland do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment rendered against Credit Suisse (or any of its directors or executive officers that are residents of Switzerland) by any U.S. federal or state court for payment would not automatically be enforceable in Switzerland and it may be difficult for you to enforce any such judgment in Switzerland against Credit Suisse (or such directors or executive officers). In addition, there is doubt as to enforceability in Switzerland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal or state securities laws of the United States.
Under Swiss law, a company may indemnify a director or officer of the company against losses and expenses (unless such losses and expenses result from a culpable breach of such director’s or officer’s fiduciary duties under Swiss law), including attorney’s fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of or serving at the request of the company.
The Articles of Association of Credit Suisse, as well as Swiss statutory law, contain no provisions regarding the indemnification of directors and officers. According to general principles of Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by such employee in the execution of their duties under the employment agreement, unless the losses and expenses arise from the employee’s gross negligence or willful misconduct.
It is Credit Suisse’s policy to indemnify its current or former directors and/or employees against certain losses and expenses in respect of service as a director or employee of Credit Suisse, one of its affiliates or another entity that Credit Suisse has approved, subject to specific conditions or exclusions. Credit Suisse maintains directors’ and officers’ insurance for its directors and officers.

Item 9.
Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement relating to Warrants of Credit Suisse.
1.2	Amended and Restated Underwriting Agreement relating to Debt Securities of Credit Suisse (incorporated by reference to Exhibit 1.7 to Credit Suisse Group’s registration statement on Form F-3 (No. 333-158199) filed on March 25, 2009).
1.3	Distribution Agreement relating to the subordinated debt securities between Credit Suisse AG and Credit Suisse Securities (USA) LLC dated March 25, 2009 (incorporated by reference to Exhibit 99.1 to Credit Suisse’s Current Report on Form 6-K filed on March 25, 2009).
1.4	Distribution Agreement relating to the senior debt securities between Credit Suisse AG and Credit Suisse Securities (USA) LLC, as distributor, dated May 7, 2007 (incorporated by reference to Exhibit 99.1 to Credit Suisse Group’s Current Report on Form 6-K filed on May 11, 2007).
1.5	Amendment No. 1 to the Distribution Agreement between Credit Suisse AG and Credit Suisse Securities (USA) LLC, as distributor, dated January 11, 2008 to the Distribution Agreement relating to the senior debt securities between Credit Suisse AG and Credit Suisse Securities (USA) LLC, as distributor, dated May 7, 2007 (incorporated by reference to Exhibit 1.7 to amendment No. 1 to the Registrant’s registration statement on Form F-3 (No.333-180300) filed on March 19, 2015).
3.1	Articles of Association (Statuten) of Credit Suisse as of September 4, 2014 (incorporated by reference to Exhibit 1.2 to Credit Suisse Group’s Annual Report on Form 20-F filed on March 20, 2015).
4.1*	Form of Debt Warrant Agreement for Warrants sold attached to Debt Securities.
4.2*	Form of Debt Warrant Agreement for Warrants sold alone.
4.3*	Form of Universal Warrant Agreement.
4.4*	Form of Equity Warrant Agreement.
4.5	Senior Indenture between Credit Suisse and The Bank of New York (now known as The Bank of New York Mellon), as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 4.44 to Credit Suisse’s registration statement on Form F-3 (No. 333-158199) filed on March 25, 2009).
4.6	First Supplemental Indenture among Credit Suisse and The Bank of New York Mellon, as trustee, dated May 6, 2008, to the Senior Indenture between Credit Suisse and The Bank of New York Mellon, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 99.1 to Credit Suisse’s Current Report on Form 6-K filed on May 8, 2008).
4.7	Second Supplemental Indenture among Credit Suisse and The Bank of New York Mellon, as trustee, dated as of March 25, 2009, to the Senior Indenture between Credit Suisse and The Bank of New York Mellon, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 99.2 to Credit Suisse’s Current Report on Form 6-K filed on March 25, 2009).
4.8	Third Supplemental Indenture among Credit Suisse and The Bank of New York Mellon, as trustee, dated as of September 9, 2020, to the Senior Indenture between Credit Suisse and The Bank of New York Mellon, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 4.1 to Credit Suisse’s Current Report on Form 6-K filed on September 9, 2020).
4.9	Subordinated Indenture between Credit Suisse and The Bank of New York (now known as The Bank of New York Mellon), as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 4.45 to Credit Suisse’s registration statement on Form F-3 (No. 333-158199) filed on March 25, 2009).
4.10	First Supplemental Indenture among Credit Suisse and The Bank of New York (now known as The Bank of New York Mellon), as trustee, dated May 15, 2007, to the Subordinated Indenture between Credit Suisse and The Bank of New York Mellon, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 99.2 to Credit Suisse’s Current Report on Form 6-K filed on May 14, 2007).

Exhibit No.	Description
4.11	Second Supplemental Indenture among Credit Suisse and The Bank of New York Mellon (now known as The Bank of New York Mellon), as trustee, dated February 20, 2008, to the Subordinated Indenture between Credit Suisse and The Bank of New York Mellon, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 99.1 to Credit Suisse’s Current Report on Form 6-K filed on February 21, 2008).
4.12	Third Supplemental Indenture among Credit Suisse and The Bank of New York (now known as The Bank of New York Mellon), as trustee, dated March 28, 2008, to the Subordinated Indenture between Credit Suisse and The Bank of New York Mellon, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 99.1 to Credit Suisse’s Current Report on Form 6-K filed on March 28, 2008).
4.13	Sixth Supplemental Indenture among Credit Suisse and The Bank of New York Mellon, as trustee, dated March 25, 2009, to the Subordinated Indenture between Credit Suisse and The Bank of New York, as trustee, dated as of March 29, 2007 (incorporated by reference to Exhibit 99.3 to Credit Suisse’s Current Report on Form 6-K filed on March 25, 2009).
4.14	Form of Senior Debt Security of Credit Suisse (incorporated by reference to Exhibit 4.46 to Credit Suisse’s Registration Statement on Form F-3 (No. 333-158199) filed on March 25, 2009).
4.15	Form of Subordinated Debt Security of Credit Suisse (incorporated by reference to Exhibit 4.47 to Credit Suisse’s Registration Statement on Form F-3 (No. 333-158199) filed on March 25, 2009).
4.16**	Form of Senior Medium-Term Note.
4.17	Form of Subordinated Fixed Rate Medium-Term Note (incorporated by reference to Exhibit 4.24 to Credit Suisse’s Registration Statement on Form F-3/A (No. 333-238458) filed on June 16, 2020).
4.18	Form of Subordinated Floating Rate Medium-Term Note (incorporated by reference to Exhibit 4.26 to Credit Suisse’s Registration Statement on Form F-3/A (No. 333-238458) filed on June 16, 2020).
5.1**	Opinion of Cleary Gottlieb Steen & Hamilton LLP.
5.2**	Opinion of Homburger AG.
23.1**	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).
23.2**	Consent of Homburger AG (included in Exhibit 5.2).
23.3**	Consent of PricewaterhouseCoopers AG relating to Credit Suisse Group.
23.4**	Consent of PricewaterhouseCoopers AG relating to Credit Suisse.
24.1**	Powers of Attorney (included in the signature pages of this Registration Statement).
25.1**	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Senior Indenture between Credit Suisse and The Bank of New York Mellon, as trustee, dated March 29, 2007.
25.2**	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Subordinated Indenture between Credit Suisse and The Bank of New York Mellon, as trustee, dated March 29, 2007.
107**	Filing Fee Table.

*
To be filed by amendment or incorporated by reference. Credit Suisse will furnish on a Form 6-K and incorporate by reference any related form used in the future and not previously filed by means of an amendment or incorporated by reference.

**
Filed herewith.

Item 10.
Undertakings

The undersigned registrant (the “Registrant”) hereby undertakes:
1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Credit Suisse pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that Credit Suisse includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by Credit Suisse, pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii.
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

7)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of Credit Suisse’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

9)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zurich, Switzerland, on the 8th day of June, 2023.
CREDIT SUISSE AG
By:
/s/ Ulrich Körner

Name:
Ulrich Körner

Title:
Chief Executive Officer

By:
/s/ Dixit Joshi

Name:
Dixit Joshi

Title:
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Dixit Joshi, Markus Diethelm, Claude Moser, Theis Wenke, Christopher Chadie and Barbara Nottebohm, jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form F-3 (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on the 8th day of June, 2023.
Name	Title
/s/ Ulrich Körner Ulrich Körner	Chief Executive Officer, Credit Suisse AG
/s/ Dixit Joshi Dixit Joshi	Chief Financial Officer (Principal Accounting Officer), Credit Suisse AG
/s/ Axel P. Lehmann Axel P. Lehmann	Chairman of the Board of Directors, Credit Suisse AG
/s/ Christian Gellerstad Christian Gellerstad	Vice Chair of the Board of Directors, Credit Suisse AG
/s/ Mirko Bianchi Mirko Bianchi	Director, Credit Suisse AG
/s/ Iris Bohnet Iris Bohnet	Director, Credit Suisse AG

Name	Title
/s/ Clare Brady Clare Brady	Director, Credit Suisse AG
/s/ Keyu Jin Keyu Jin	Director, Credit Suisse AG
/s/ Amanda Norton Amanda Norton	Director, Credit Suisse AG
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the following capacity on the 8th day of June, 2023.
CREDIT SUISSE (USA), INC.
By:	/s/ Barbara Nottebohm Name: Barbara Nottebohm Title: Acting General Counsel, Investment Bank	Authorized Representative in the United States